     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                             THE TITAN CORPORATION
                              TITAN CAPITAL TRUST

             (Exact name of registrant as specified in its charter)

              DELAWARE                                 8711                                95-2588754
              DELAWARE                                 8711                                 33-090339
       (State or jurisdiction              (Primary Standard Industrial                 (I.R.S. Employer
  of incorporation or organization)         Classification Code Number)                Identification No.)

                             3033 SCIENCE PARK ROAD
                        SAN DIEGO, CALIFORNIA 92121-1199
                                 (858) 552-9500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------
                              NICHOLAS J. COSTANZA
                                GENERAL COUNSEL
                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                        SAN DIEGO, CALIFORNIA 92121-1199
                                 (858) 552-9500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:

            BARBARA L. BORDEN, ESQ.                                    GREG A. NOEL, ESQ.
            MATTHEW T. BROWNE, ESQ.                                  HOWARD LIBERSON, ESQ.
               COOLEY GODWARD LLP                             SKADDEN, ARPS, SLATE, MEAGHER & FLOM
        4365 EXECUTIVE DRIVE, SUITE 1100                              300 S. GRAND AVENUE
              SAN DIEGO, CA 92121                                  LOS ANGELES, CA 90071-3144
                 (858) 550-6000                                          (213) 687-5000

                         ------------------------------

        Approximate date of commencement of proposed sale to the public:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                           PROPOSED            PROPOSED
                                                                            MAXIMUM            MAXIMUM
              TITLE OF EACH CLASS OF                  AMOUNT TO BE      AGGREGATE PRICE   AGGREGATE OFFERING      AMOUNT OF
           SECURITIES TO BE REGISTERED                 REGISTERED         PER UNIT(1)          PRICE(1)       REGISTRATION FEE
5 3/4% Convertible Preferred Securities,
Remarketable Term Income Deferrable Equity
Securities ("HIGH TIDES") of Titan Capital
Trust(2)..........................................      5,000,000             $50           $250,000,000           $66,000
5 3/4% Convertible Senior Subordinated Debentures
due 2030 of The Titan Corporation.................         (3)                (3)                (3)                 (3)
Common Stock, par value $.01 per share, of The
Titan Corporation.................................         (4)                (4)                (4)                 (4)
Guarantee of the HIGH TIDES by The Titan
Corporation.......................................         (5)                (5)                (5)                 (5)

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act and exclusive of accrued interest and dividends, if any.
                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
                            ------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(2) 4,000,000 HIGH TIDES were issued by Titan Capital Trust on February 9, 2000 and an additional 1,000,000 HIGH TIDES were issued by Titan Capital Trust on February 16, 2000, in offerings exempt from registration under Rule 144A of the Securities Act of 1933. Pursuant to a Registration Rights Agreement dated February 9, 2000 among The Titan Corporation, Titan Capital Trust and Credit Suisse First Boston Corporation, The Titan Corporation and Titan Capital Trust are obligated to file this Registration Statement to permit registered resales of the HIGH TIDES and related securities by holders thereof.

(3) $257,732,000 in aggregate principal amount of The Titan Corporation's 5 3/4% Convertible Senior Subordinated Debentures due 2030 (the "Debentures") were issued and sold to Titan Capital Trust on February 9, 2000 and February 16, 2000 in connection with the issuance by Titan Capital Trust of the HIGH TIDES. The Debentures may be distributed by Titan Capital Trust, under certain circumstances, to holders of the HIGH TIDES for no additional consideration. Pursuant to Rule 457(i) of the Securities Act, no registration fee is attributable to the Debentures registered hereby.

(4) The HIGH TIDES are exchangeable for the Debentures, which are convertible into The Titan Corporation's common stock, par value $.01 per share (the "Common Stock"), at an initial conversion rate of 1.0076 shares of Common Stock for each HIGH TIDES (or a total of 5,038,000 shares of Common Stock for all of the HIGH TIDES), subject to adjustment under certain circumstances. Pursuant to Rule 457(i) of the Securities Act, no registration fee is attributable to the Common Stock registered hereby.

(5) No separate consideration was received for the Guarantee. Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the Guarantee.

                SUBJECT TO COMPLETION, DATED             , 2000
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                            5,000,000 HIGH TIDES(SM)

                              TITAN CAPITAL TRUST

                    5 3/4% CONVERTIBLE PREFERRED SECURITIES
    REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES (HIGH TIDES)(SM)*
              (LIQUIDATION AMOUNT $50 PER EACH OF THE HIGH TIDES)
                 GUARANTEED TO THE EXTENT DESCRIBED HEREIN BY,
                     AND CONVERTIBLE INTO COMMON STOCK OF,

                                     [LOGO]

                             THE TITAN CORPORATION
                                ----------------

    The 5 3/4% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(sm)) represent undivided preferred beneficial ownership interests in the assets of Titan Capital Trust, a subsidiary trust of The Titan Corporation. The Titan Corporation owns all the common securities issued by the trust. The trust was formed for the sole purpose of issuing the common securities and the HIGH TIDES and using the proceeds to purchase the 5 3/4% Convertible Senior Subordinated Debentures Due 2030 from The Titan Corporation.

    Specific terms of the HIGH TIDES, including their payment, conversion, redemption, remarketing and subordination features, are described in this prospectus. This prospectus also describes specific terms of the debentures that The Titan Corporation issued to Titan Capital Trust, the common stock of The Titan Corporation that is issuable upon conversion of the HIGH TIDES, and the guarantee by The Titan Corporation relating to the HIGH TIDES.

    The HIGH TIDES, and the debentures, common stock and guarantee referred to in the preceding sentence, may be offered and sold from time to time pursuant to this prospectus by the holders of those securities or by their transferees, pledgees, donees or successors, all of which we refer to as selling holders. The securities may be sold by the selling holders directly to purchasers or through agents, underwriters or dealers. If required, the names of any agents, underwriters or dealers involved in the sale of the securities, and the agent's commission, dealer's purchase price or underwriter's discount, if any, will be provided in supplements to this prospectus. The selling holders will receive all of the net proceeds from the sale of the securities and will pay all underwriting discounts and selling commissions, if any, applicable to any sale. We are responsible for the payment of all other expenses incident to the offer and sale of the securities. The selling holders and any broker-dealers, agents or underwriters that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

    The Titan Corporation's common stock is traded on The New York Stock Exchange under the symbol "TTN." The common stock registered pursuant to the registration statement of which this prospectus is a part has been listed on The New York Stock Exchange.

                            ------------------------

    INVESTING IN THE HIGH TIDES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 14.

                            ------------------------

    *The terms Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(sm) and HIGH TIDES are registered service marks of Credit Suisse First Boston Corporation.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is             , 2000.

                               TABLE OF CONTENTS

                                            PAGE
                                          --------
Where You Can Find More Information....       3

Cautionary Statement About Forward-
  Looking Statements...................       4

Summary................................       5

Risk Factors...........................      14

Use of Proceeds........................      18

Titan Capital Trust....................      19

The Remarketing........................      20

Description of HIGH TIDES..............      27

Description of Convertible Senior
  Subordinated Debentures..............      47

Description of the Guarantee...........      56

                                            PAGE
                                          --------

Relationship Among the HIGH TIDES, the
  Convertible Senior Subordinated
  Debentures and the Guarantee.........      58

Description of Capital Stock...........      60

Certain United States Federal Income
  Tax Consequences.....................      66

Certain ERISA Considerations...........      71

Registration Rights....................      73

Selling Holders........................      75

Plan of Distribution...................      78

Legal Matters..........................      79

Experts................................      79

                            ------------------------

    AS USED IN THIS PROSPECTUS, (a) THE "INDENTURE" MEANS THE INDENTURE, BETWEEN THE TITAN CORPORATION AND WILMINGTON TRUST COMPANY, AS TRUSTEE (THE "DEBENTURE TRUSTEE") RELATING TO THE DEBENTURES, (b) THE "DECLARATION" MEANS THE AMENDED AND RESTATED DECLARATION OF TRUST RELATING TO THE TRUST AMONG THE TITAN CORPORATION, AS DEPOSITOR (THE "DEPOSITOR"), WILMINGTON TRUST COMPANY, AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE") AND AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE"), THE INDIVIDUALS NAMED AS ADMINISTRATIVE TRUSTEES THEREIN (THE "ADMINISTRATIVE TRUSTEES" AND, COLLECTIVELY WITH THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE, THE "TRUSTEES") AND THE HOLDERS FROM TIME TO TIME OF UNDIVIDED BENEFICIAL INTERESTS IN THE ASSETS OF THE TRUST, (c) THE "GUARANTEE" MEANS THE PREFERRED SECURITIES GUARANTEE AGREEMENT BETWEEN THE TITAN CORPORATION AND WILMINGTON TRUST COMPANY, AS GUARANTEE TRUSTEE (THE "GUARANTEE TRUSTEE"),
(d) THE "COMMON SECURITIES" MEANS THE COMMON SECURITIES ISSUED BY THE TRUST,
(e) THE "TRUST SECURITIES" MEANS THE HIGH TIDES AND THE COMMON SECURITIES,
(f) THE "COMMON STOCK" MEANS THE COMMON STOCK OF THE TITAN CORPORATION, PAR VALUE $.01 PER SHARE, (g) THE "DEBENTURES" MEANS THE CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2030 FROM THE TITAN CORPORATION, (h) THE "TRUST" MEANS TITAN CAPITAL TRUST AND (i) EXCEPT AS OTHERWISE INDICATED HEREIN, "WE," "OUR," "OURS," "US" AND "TITAN" REFER TO THE TITAN CORPORATION AND ITS SUBSIDIARIES, EXCLUDING THE TRUST.

                            ------------------------

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We also file information with The New York Stock Exchange. These reports, proxy statements and other information may be read and copied at 30 Broad Street, New York, New York 10005.

    The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, or Exchange Act, until the offering is completed:

    - Titan's Form 10-K for the fiscal year ended December 31, 1999, which was filed on March 30, 2000, including information incorporated by reference in the Form 10-K from its definitive proxy statement for the 2000 annual meeting of stockholders, which was filed on April 4, 2000;

    - Titan's Current Reports on Form 8-K which were filed on January 6, 2000, January 24, 2000, February 3, 2000, February 4, 2000, February 8, 2000, March 9, 2000, March 20, 2000 and March 31, 2000; and

    - Titan's amendments to its Current Reports on Form 8-K filed November 2, 1999 and December 22, 1999, which were filed on January 19, 2000 and January 24, 2000, its amendment to its Current Report on Form 8-K filed January 24, 2000, which was filed on January 28, 2000, and its amendment to its Current Report on Form 8-K filed March 9, 2000, which was filed on April 17, 2000.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

       The Titan Corporation
       3033 Science Park Road
       San Diego, CA 92121-1199
       (858) 552-9500
       Attention: Cheryl L. Barr, Assistant General Counsel and Assistant Secretary

    We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, or Securities Act, covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices referred to above. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

    Some of the statements contained in this prospectus or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "potential," "continue," or "opportunity," the negative of these words or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those anticipated as of the date of this prospectus. The risks and uncertainties include:

    - the trust's inability to make distributions on the HIGH TIDES if we are unable to make interest payments on the debentures due to a default on our indebtedness under our credit facility or any secured debt we have in addition to that indebtedness, or otherwise;

    - our structure as a holding company, which limits our ability to access the cash flows and assets of our subsidiaries;

    - the possibility that you may have to pay taxes on interest prior to your receipt of distributions from the trust; and

    - other risks identified from time to time in the documents that we file with the SEC, including the risk factors identified in our Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this prospectus.

    The forward-looking statements included herein are only made as of the date of this prospectus and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE HIGH TIDES. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE "RISK FACTORS" SECTION, AND THE DOCUMENTS WE HAVE REFERRED YOU TO, INCLUDING THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, BEFORE MAKING AN INVESTMENT IN THE HIGH TIDES.

                             THE TITAN CORPORATION

    Our principal executive offices are located at 3033 Science Park Road, San Diego, California 92121-1199 and our telephone number is (858) 552 -9500. Our Internet web site address on the world wide web is www.titan.com. The contents of our web site are not part of this prospectus.

    For a description of our business, please see our Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this prospectus. The description of our business contained in our Form 10-K for the year ended December 31, 1999 will be updated and superseded by later filings we make with the SEC that are incorporated by reference in this prospectus. You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus before making an investment decision in the HIGH TIDES.

                              TITAN CAPITAL TRUST

    Titan Capital Trust is a recently created Delaware business trust. We own all of the common securities of the trust. The trust was formed solely to issue the HIGH TIDES and common securities, the proceeds of which were used by the trust to purchase the debentures. We have irrevocably, fully and unconditionally guaranteed all of the trust's obligations under the HIGH TIDES on a subordinated basis to the extent that the trust has funds available to meet such obligations. The trust's principal executive offices and telephone number are the principal executive offices and telephone number of Titan.

    For financial reporting purposes, we treat the trust as one of our subsidiaries. Accordingly, we include the accounts of the trust in our consolidated financial statements. We present the HIGH TIDES as a separate line item in our consolidated balance sheet entitled "Company obligated mandatorily redeemable convertible preferred securities of a subsidiary trust whose sole assets are senior subordinated debentures of Titan," and we include appropriate disclosures about the HIGH TIDES in the notes to our consolidated financial statements. For financial reporting purposes, we will record distributions payable on the HIGH TIDES as a financing charge to earnings in our consolidated statement of operations.

                          SECURITIES TO BE REGISTERED

    The HIGH TIDES were originally issued and sold to the initial purchasers, Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation. The initial purchasers simultaneously sold the HIGH TIDES in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by them to be qualified institutional buyers as defined in Rule 144A under the Securities Act. The trust used all of the proceeds of the issuance of the HIGH TIDES and of its concurrent sale of common securities to us to purchase the debentures.

ISSUER.................................  Titan Capital Trust, a Delaware business trust and our subsidiary. Substantially all the assets of the trust
                                         consist of debentures issued by us. We own all of the
                                         outstanding common securities of the trust.

SECURITIES.............................  5,000,000 HIGH TIDES, $257,732,000 in aggregate principal amount of the debentures, 5,038,000 shares of common stock issuable upon conversion of the HIGH TIDES (subject to
                                         adjustment under certain circumstances described in this
                                         prospectus) and the guarantee relating to the HIGH TIDES.

DISTRIBUTIONS..........................  Distributions accrue on the HIGH TIDES from the date of original issuance (February 9, 2000) at the applicable
                                         rate applied to the stated liquidation amount of $50 per
                                         HIGH TIDES. The applicable rate is 5 3/4% per annum from
                                         the date of original issuance to, but excluding the reset
                                         date. The reset date is any date (a) not later than
                                         February 15, 2005, or the final reset date, or, if the day is not a business day, the next succeeding business day,
                                         and (b) not earlier than 70 business days prior to
                                         February 15, 2005, as may be determined by the remarketing agent, in its sole discretion. On or after the reset date, the applicable rate will be the term rate established by
                                         the remarketing agent based on the outcome of the
                                         remarketing. Subject to the distribution deferral
                                         provisions described below, the trust will pay those
                                         distributions quarterly in arrears on each February 15,
                                         May 15, August 15 and November 15, commencing May 15,
                                         2000. Because distributions on the HIGH TIDES constitute
                                         interest for U.S. federal income tax purposes, corporate
                                         holders of the HIGH TIDES will not be entitled to a
                                         dividends-received deduction.

DISTRIBUTION DEFERRAL PROVISIONS.......  The trust's ability to pay distributions on the HIGH TIDES is solely dependent on its receipt of interest payments
                                         from us on the debentures. We can, on one or more
                                         occasions, defer the interest payments due on the
                                         debentures for up to 20 consecutive quarters unless an
                                         event of default under the debentures has occurred and is
                                         continuing. However, we cannot defer interest payments
                                         beyond the (a) maturity date of the debentures, which is
                                         February 15, 2030, and (b) in the case of a deferral
                                         period that begins prior to the reset date, the reset
                                         date. If we defer interest payments on the debentures, the trust will also defer distributions on the HIGH TIDES. The trust will be able to pay distributions on the HIGH TIDES
                                         only if and to the extent it receives interest payments
                                         from us on the debentures.

                                         During any deferral period, distributions will continue to accumulate quarterly at an annual rate of 5 3/4% of the
                                         liquidation amount of $50 per HIGH TIDES. Also, the
                                         deferred distributions will themselves accrue additional
                                         distributions at an annual rate of 5 3/4% to the extent
                                         permitted by law. The trust will send you written notice
                                         of a deferral of distributions on the HIGH TIDES not later than 10 days prior to the record date for the related HIGH
                                         TIDES distribution. During any period in which we defer
                                         interest payments on the debentures, in general we cannot:

                                         -  declare or pay any dividend or distribution on our
                                         capital stock;

                                         -  redeem, purchase, acquire or make a liquidation payment on any of our capital stock;

                                         -  make any interest, principal or premium payment on, or
                                            repurchase or redeem any of our debt securities that
                                            rank equally with or junior to the debentures; or

                                         -  make any payment on any guarantee by Titan of the debt
                                            securities of any of our subsidiaries if the guarantee
                                            ranks equally with or junior to the debentures.

                                         If an interest payment deferral occurs, you will continue
                                         to recognize interest income for U.S. federal income tax
                                         purposes in advance of your receipt of any corresponding
                                         cash distribution. If you convert your HIGH TIDES during
                                         any interest payment deferral period, you will not receive any cash payment for any deferred distributions.

CONVERSION INTO COMMON STOCK...........  On or prior to the tender notification date, you may convert each HIGH TIDES into shares of common stock of
                                         Titan at the initial rate of 1.0076 shares of common stock for each HIGH TIDES (equivalent to an initial conversion
                                         price of $49.625 per share of common stock). The last
                                         reported sale price of Titan's common stock on The New
                                         York Stock Exchange on April 19, 2000 was $40.00 per
                                         share.

                                         On and after the reset date, each HIGH TIDES may, at the
                                         trust's option and subject to the results of remarketing,
                                         become nonconvertible or convertible into a different
                                         number of shares of common stock. The conversion price and conversion ratio in effect at any time shall hereafter be
                                         referred to as the applicable conversion price and the
                                         applicable conversion ratio, each of which will be subject to adjustment in certain circumstances.

                                         In connection with any conversion of the HIGH TIDES, the
                                         property trustee of the trust will exchange those HIGH
                                         TIDES for debentures having a principal amount equal to
                                         the stated liquidation amount of $50 per HIGH TIDES
                                         exchanged. The conversion agent will then immediately
                                         convert the debentures into Titan common stock. We will
                                         not issue any fractional shares of common stock as a
                                         result of the conversion. Instead, we will pay the
                                         fractional interest in cash based on the then current

                                         market value of our common stock. Also we will not issue
                                         any additional shares of our common stock upon conversion
                                         of the HIGH TIDES to pay for any accrued but unpaid
                                         distributions on the HIGH TIDES at the time of conversion.

MATURITY...............................  The HIGH TIDES do not have a stated maturity. However, the trust must redeem the HIGH TIDES upon the repayment or
                                         redemption, in whole or in part, of the debentures. The
                                         debentures will mature on February 15, 2030, unless
                                         earlier redeemed. Upon redemption of the debentures on
                                         February 15, 2030, the trust will redeem the HIGH TIDES
                                         at their liquidation amounts plus accrued and unpaid
                                         distributions.

REMARKETING............................  The remarketing agent has agreed to use its best efforts to remarket all HIGH TIDES tendered for remarketing. The
                                         remarketing agent will establish the following, all of
                                         which will be effective as of the reset date:

                                         -  the term rate per annum at which distributions will
                                         accrue on the HIGH TIDES;

                                         -  the number of shares of common stock, if any, into
                                         which HIGH TIDES may be converted; and

                                         -  the price, manner and time, if any, at which the HIGH
                                            TIDES may be redeemed at our option, prior to the
                                            stated maturity date of the debentures.

                                         The reset date is any date (a) not later than
                                         February 15, 2005, or the final reset date, or, if the day is not a business day, the next succeeding business day,
                                         and (b) not earlier than 70 business days prior to
                                         February 15, 2005, as may be determined by the remarketing agent, in its sole discretion.

                                         The remarketing agent will use its best efforts to
                                         establish the term rate, term conversion price and ratio
                                         and term call provisions most favorable to us consistent
                                         with the remarketing of all HIGH TIDES tendered at a reset price equal to 101% of the liquidation amount of the HIGH
                                         TIDES.

                                         At least 30 business days but not more than 90 business
                                         days prior to the final reset date, the trust will send a
                                         remarketing notice to you stating whether it intends to
                                         remarket the HIGH TIDES as securities that either will be
                                         convertible into common stock or nonconvertible. All HIGH
                                         TIDES you own will be deemed tendered for remarketing
                                         unless you deliver an irrevocable notice to the contrary
                                         to the tender agent prior to the tender notification date.
                                         The tender agent will promptly remit the irrevocable
                                         notice to the remarketing agent prior to the tender
                                         notification date. The tender notification date is a date
                                         no earlier than 10 business days following the remarketing notice date, or a shorter period as shall be agreed to by
                                         the remarketing agent.

                                         If no HIGH TIDES are tendered for remarketing, the
                                         remarketing will not take place, and the remarketing agent will set the term rate, term conversion price and ratio
                                         and term call

                                         provisions in a manner consistent with the remarketing
                                         notice in the manner that it believes, in its sole
                                         discretion, would result in a price per HIGH TIDES equal
                                         to 101% of the liquidation amount of the HIGH TIDES were a remarketing actually to occur.

                                         If any HIGH TIDES are tendered for remarketing, the
                                         remarketing agent will commence a convertible remarketing
                                         or a nonconvertible remarketing. In either case, an
                                         initial remarketing will proceed according to instructions set forth in the remarketing notice. The initial
                                         remarketing will fail if:

                                         -  despite using its best efforts, the remarketing agent
                                         is unable to establish a term rate less than or equal to
                                            the maximum rate, which is a rate equal to the treasury
                                            rate plus 10%, during the initial remarketing period;

                                         -  the remarketing agent is excused from its obligations
                                         because of the failure by us or the trust to satisfy
                                            certain conditions or the occurrence of certain market
                                            events specified in the remarketing agreement;

                                         -  there is no remarketing agent on the first day of the
                                         initial remarketing period; or

                                         -  prior to the initial remarketing termination date, term provisions are established by the remarketing agent,
                                            but the remarketing agent is unable to sell one or more
                                            HIGH TIDES tendered for remarketing because of the
                                            occurrence of certain market events specified in the
                                            remarketing agreement.

                                         In the event of an initial failed remarketing, the
                                         remarketing agent will commence a final remarketing. This
                                         final remarketing will be a convertible remarketing if the initial remarketing was a nonconvertible remarketing and
                                         vice versa. If the remarketing agent is still not able to
                                         establish a term rate less than or equal to the maximum
                                         rate during the final remarketing period or upon the
                                         failure by us or the trust to satisfy certain conditions
                                         or the occurrence of certain market events specified in
                                         the remarketing agreement, the final remarketing will
                                         fail. In the event of a failed final remarketing, the HIGH
                                         TIDES will remain outstanding as convertible securities at a term rate equal to the treasury rate plus 10% per annum
                                         and with a term conversion price equal to 105% of the
                                         average closing price of our common stock for the five
                                         consecutive trading days after the final failed
                                         remarketing termination date. In the event of a failed
                                         final remarketing, all outstanding HIGH TIDES will be
                                         redeemable by us, in whole or in part, at any time on or
                                         after the third anniversary of the reset date at a
                                         redemption price equal to 100% of the aggregate
                                         liquidation amount thereof, plus accrued and unpaid
                                         distributions thereon.

                                         If the remarketing agent is able to establish a term rate
                                         less than or equal to the maximum rate during the initial
                                         remarketing period or the final remarketing period, as the case may be, new

                                         holders will deliver the reset price for the remarketed
                                         HIGH TIDES, and the term provisions will become effective
                                         on the reset date.

                                         If for any reason term provisions are established by the
                                         remarketing agent but the remarketing agent is unable to
                                         sell one or more HIGH TIDES tendered for remarketing, the
                                         remarketing agent will be obligated, subject to some
                                         conditions, to purchase the HIGH TIDES for the reset
                                         price.

REMARKETING AGENT......................  Credit Suisse First Boston Corporation has agreed to act as the initial remarketing agent, but may resign or be
                                         replaced by us prior to the remarketing in accordance with the remarketing agreement. The remarketing will be done
                                         without charge to the holders of HIGH TIDES, but we will
                                         pay the remarketing agent a fee equal to 1% of the
                                         aggregate liquidation amount of the HIGH TIDES outstanding on the reset date upon settlement of the transactions
                                         contemplated by the remarketing.

OPTIONAL REDEMPTION....................  We may redeem the debentures:

                                         -  in whole or in part, at any time on or after
                                         February 20, 2003 until but excluding the tender
                                            notification date, at a redemption price equal to
                                            101.44% of the principal amount of the debentures,
                                            declining to 100% of the principal amount of the
                                            debentures on or after February 20, 2004, plus any
                                            accrued and unpaid interest; and

                                         -  after the reset date, in accordance with the term call
                                            protections, if any, established in the remarketing or,
                                            upon a failed final remarketing, on or after the third
                                            anniversary of the reset date at a redemption price
                                            equal to 100% of the principal amount of the
                                            debentures, plus any accrued and unpaid interest.

                                         Upon the redemption in whole or in part of the debentures, the proceeds of the redemption shall be concurrently
                                         applied to redeem, at the applicable redemption price, the related HIGH TIDES and the trust's common securities
                                         having an aggregate liquidation amount equal to the
                                         aggregate principal amount of debentures redeemed.

TAX EVENT OR INVESTMENT COMPANY EVENT
  REDEMPTION OR DISTRIBUTION...........  Upon the occurrence of specified tax changes affecting the trust's taxable status or the deductibility of interest on the debentures or changes in the law causing the trust to
                                         be considered an investment company, we will cause the
                                         trustees to dissolve and liquidate the trust and, after
                                         satisfaction of liabilities of creditors of the trust,
                                         distribute the debentures to you. In limited
                                         circumstances, we may redeem the debentures in whole, but
                                         not in part, at a price equal to the principal amount of
                                         the debentures plus accrued and unpaid interest, in lieu
                                         of distributing the debentures. Upon the occurrence of
                                         certain changes in the tax laws, we may also cause the
                                         HIGH TIDES to

                                         remain outstanding and pay additional amounts due on the
                                         debentures as a result of the change.

EFFECT OF REDEMPTION...................  Each of the terms "stated maturity price," "initial redemption price," "term redemption price," if applicable, and "tax event redemption price" are referred to as a
                                         redemption price. Upon the repayment or redemption of the
                                         debentures, the trust will concurrently redeem, on a pro
                                         rata basis, at the applicable redemption price, the HIGH
                                         TIDES and common securities having a liquidation amount
                                         equal to the principal amount of the repaid or redeemed
                                         debentures. If an event of default exists under the
                                         debentures or the declaration of trust that governs the
                                         trust, the HIGH TIDES will receive a preference over the
                                         trust's common securities.

LIQUIDATION AMOUNT.....................  If the trust is liquidated and the debentures are not distributed to you, you will generally be entitled to
                                         receive, after satisfaction of liabilities to creditors of the trust as required by applicable law, $50 per HIGH
                                         TIDES plus accrued and unpaid distributions on each HIGH
                                         TIDES you hold.

GUARANTEE..............................  We will irrevocably guarantee, on a subordinated basis and to the extent set forth in this prospectus, the payment of the following:

                                         -  distributions on the HIGH TIDES to the extent of
                                         available trust funds;

                                         -  the amount payable upon redemption of the HIGH TIDES to the extent of available trust funds; and

                                         -  generally, the liquidation amount of the HIGH TIDES to
                                         the extent of trust funds available for distribution to
                                            you.

                                         The guarantee will be unsecured and subordinate only to
                                         all of our indebtedness under our credit facility and any
                                         secured debt we have in addition to that indebtedness. Our guarantee is effectively junior to the debt and other
                                         liabilities of our subsidiaries, and as a result, funds
                                         may not be available for payment under the guarantee.

                                         Effectively, we have, through the guarantee, the
                                         debentures, the indenture governing the debentures and the trust's declaration of trust, taken together, fully,
                                         irrevocably and unconditionally guaranteed all of the
                                         trust's obligations under the HIGH TIDES. No single
                                         document standing alone or operating in conjunction with
                                         fewer than all of the other documents constitutes a full
                                         guarantee. It is only the combined operation of these
                                         documents that has the effect of providing a full,
                                         irrevocable and unconditional guarantee of the trust's
                                         obligations under the HIGH TIDES.

LIQUIDATION OF THE TRUST...............  We, as holder of the trust's common securities, have the right at any time to dissolve the trust, subject to
                                         specified conditions. If we dissolve the trust, after
                                         satisfaction of liabilities to creditors of the trust, we
                                         will distribute to you debentures having a principal
                                         amount equal to the liquidation amount of the HIGH TIDES
                                         you hold or, in limited circumstances, an amount equal to
                                         the

                                         liquidation amount per HIGH TIDES plus accumulated and
                                         unpaid distributions to the date of payment.

VOTING RIGHTS..........................  Except in limited circumstances or as required by law, you do not have any voting rights, unless an event of default
                                         with respect to the debentures occurs and is continuing or we default under the guarantee with respect to the HIGH
                                         TIDES, in which case, you will be entitled, by majority
                                         vote, to appoint an additional trustee of the trust or
                                         remove the Delaware trustee or the property trustee.

RANKING................................  Generally, the trust will make payment on the HIGH TIDES on a pro rata basis with its common securities. The
                                         debentures will be unsecured and subordinate and junior in right of payment only to all of our indebtedness under our credit facility and any secured debt we have in addition
                                         to that indebtedness. At March 31, 2000, we had
                                         approximately $100.0 million of indebtedness outstanding
                                         under our credit facility and not more than $14.4 million
                                         of additional secured debt. The debentures are effectively junior to the debt and other liabilities of our
                                         subsidiaries, and as a result, funds may not be available
                                         for payments due under the debentures. Our subsidiaries
                                         are separate legal entities and have no obligations to
                                         pay, or make funds available for the payment of, any
                                         amount due on the debentures, the HIGH TIDES or the
                                         guarantee.

FORM OF HIGH TIDES.....................  The HIGH TIDES are represented by a global certificate registered in the name of Cede & Co., as nominee for The
                                         Depository Trust Company, or DTC. Beneficial interests in
                                         the HIGH TIDES are evidenced by records maintained by DTC
                                         or the participants in DTC. Except under limited
                                         circumstances, HIGH TIDES in certificated form will not be issued in exchange for the global certificate.

USE OF PROCEEDS........................  The selling holders will receive all of the net proceeds for the resale of the securities. Neither we nor the trust will receive any proceeds.

REGISTRATION RIGHTS....................  Under a registration rights agreement entered into in connection with the initial offering and sale of the HIGH
                                         TIDES to the initial purchasers, we and the trust have
                                         agreed to use our best efforts to keep the shelf
                                         registration statement of which this prospectus is a part
                                         effective and useable (subject to certain exceptions) for
                                         two years or such other period as shall be required under
                                         Rule 144(k) of the Securities Act or such shorter period
                                         ending when all the securities covered by the registration statement have been sold.

ABSENCE OF MARKET FOR THE HIGH TIDES...  The HIGH TIDES are a privately placed security for which there is currently no public trading market. Although the
                                         initial purchasers informed us in connection with the
                                         initial offering and sale of the HIGH TIDES that they
                                         intended to make a market in the HIGH TIDES, the initial
                                         purchasers are not obligated to do so, and any market
                                         making may be discontinued at any time

                                         without notice. Accordingly, we cannot assure you as to
                                         the development or liquidity of any market for the HIGH
                                         TIDES.

TRADING................................  Our common stock is listed on The New York Stock Exchange under the symbol "TTN." The common stock issuable upon
                                         conversion of the HIGH TIDES has been listed on The New
                                         York Stock Exchange.

                                FINANCIAL RATIOS

    The following table sets forth our consolidated ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings for each of the periods presented:

                                                                         YEAR ENDED DECEMBER 31,
                                                     ----------------------------------------------------------------
                                                                                                         1999
                                                                                                 --------------------
                                                       1995       1996       1997       1998      ACTUAL    PRO FORMA
                                                     --------   --------   --------   --------   --------   ---------
Consolidated ratio of earnings to fixed charges....    1.45       2.11       1.25       2.09       5.93       2.30
Ratio of combined fixed charges and preference
  dividends to earnings............................    0.80       0.55       0.92       0.54       0.18       0.45

    For purposes of computing the consolidated ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings, earnings consist of income before income taxes plus fixed charges less capitalized interest and "fixed charges" consist of interest expense (including amortization of debt discount and expense), plus capitalized interest and the estimated interest factor attributable to rentals. On February 25, 2000, we acquired Advanced Communication Systems, Inc. In connection with the acquisition, we used approximately $74 million of the proceeds from the initial offering of the HIGH TIDES to repay existing indebtedness of Advanced Communication Systems. The pro forma ratios above reflect our acquisition of Advanced Communication Systems as if that acquisition had occurred on January 1, 1999.

                                  RISK FACTORS

    INVESTING IN THE HIGH TIDES INVOLVES RISK. IN ADDITION TO THE RISK FACTORS DESCRIBED IN OUR FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS DESCRIBED BELOW, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, BEFORE PURCHASING THE HIGH TIDES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND INCORPORATED BY REFERENCE ARE NOT THE ONLY RISKS WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE RISKS DESCRIBED BELOW OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS ACTUALLY OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY AND ADVERSELY AFFECTED, THE TRADING PRICES OF THE HIGH TIDES AND OUR COMMON STOCK COULD DECLINE AND YOU MIGHT LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR BUSINESS AND COMMON STOCK

    Please see the risk factors described in our Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this prospectus, for risks relating to our business and common stock. Those risk factors will be updated and superseded by later filings we make with the SEC that are incorporated by reference in this prospectus. You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus before making an investment decision in the HIGH TIDES.

RISKS RELATING TO THE HIGH TIDES

    THE TRUST MAY NOT BE ABLE TO MAKE DISTRIBUTIONS ON THE HIGH TIDES IF WE DEFAULT ON OUR INDEBTEDNESS UNDER OUR CREDIT FACILITY OR ANY SECURED DEBT WE HAVE IN ADDITION TO THAT INDEBTEDNESS BECAUSE OUR OBLIGATIONS TO PAY ON THE DEBENTURES AND THE GUARANTEE ARE SUBORDINATED TO OUR PAYMENT OBLIGATIONS UNDER THAT DEBT.

    Because of the subordinated nature of the guarantee and the debentures, we:

    - will not be permitted to make any payments of principal, including redemption payments, or interest on the debentures if we default on our indebtedness under our credit facility or any secured debt we have in addition to that indebtedness;

    - will not be permitted to make payments on the guarantee if we default on any of our indebtedness under our credit facility or any secured debt we have in addition to that indebtedness; and

    - must pay all our indebtedness under our credit facility and any secured debt we have in addition to that indebtedness before we make payments on the guarantee or the debentures if we become bankrupt, liquidate or dissolve.

    The HIGH TIDES, the guarantee and the debentures do not limit our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the debentures and the guarantee. As of March 31, 2000, we had approximately $100.0 million of indebtedness under our credit facility and not more than $14.4 million of additional secured debt. Because the trust will be able to pay amounts due on the HIGH TIDES only if we make payments on the debentures, your ability to receive distributions may be affected by our indebtedness. In addition, our credit facility prohibits payments of principal, including redemption payments, on the debentures without the prior consent of the lenders under that credit facility.

    OUR ABILITY TO REPAY OUR DEBT DEPENDS ON THE PERFORMANCE OF OUR
SUBSIDIARIES.

    We are a holding company and we conduct our operations primarily through our subsidiaries. We have few assets of significance other than the capital stock of our subsidiaries. Consequently, we are dependent upon dividends or other intercompany transfers of funds from our direct and indirect subsidiaries to meet our debt service obligations, including those related to the debentures, the guarantee and the HIGH

TIDES. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the HIGH TIDES, the debentures or the guarantee. Our subsidiaries do not guarantee the payment of the HIGH TIDES or the debentures. Furthermore, our subsidiaries are not obligated to make funds available to us, and creditors of our subsidiaries will have a superior claim to our subsidiaries' assets. As a result, your right to receive payment on the debentures and the HIGH TIDES is effectively junior to our subsidiaries' existing indebtedness and possibly to all of their future borrowings. In addition, our subsidiaries' ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. We also may publicly offer the common stock of our subsidiaries from time to time to finance their growth. Any such offerings would reduce our interests in those subsidiaries and could reduce our ability to make payments on the debentures.

    We cannot assure you that any of our subsidiaries will be able to pay dividends or otherwise distribute funds to us in an amount sufficient to pay the principal of or interest on the debentures.

    THE DEFERRAL OF INTEREST PAYMENTS MAY HAVE TAX CONSEQUENCES TO YOU AND AN ADVERSE EFFECT ON THE TRADING PRICE OF THE HIGH TIDES.

    If no event of default under the indenture has occurred and is continuing, we may defer the payment of interest on the debentures for a period not exceeding 20 consecutive quarters. If we defer interest payments on the debentures, the trust will defer quarterly distributions on the HIGH TIDES. However, distributions will still accumulate quarterly and the deferred distributions will themselves accrue additional distributions at the annual rate of 5 3/4%, to the extent permitted by law. There is no limitation on the number of times that we may elect to defer interest payments.

    We have no current intention of deferring interest payments on the debentures. If we exercise our right to defer interest payments in the future, however, you will be required to include your pro rata share of original issue discount accrued on the debentures in gross income as interest income for U.S. federal income tax purposes, prior to the receipt of cash distributions related to such income. In addition, if we defer payment of interest on the debentures in the future, the HIGH TIDES may trade at a price that does not fully reflect the value of deferred interest on the debentures. Our right to defer interest payments on the debentures may mean that the market price of the HIGH TIDES may be more volatile and could decrease relative to the market prices of other securities that do not have this right.

    IF YOU DO NOT ELECT TO KEEP YOUR HIGH TIDES UPON A REMARKETING NOTICE, YOUR HIGH TIDES WILL NO LONGER BE OUTSTANDING AFTER A SUCCESSFUL REMARKETING.

    If you do not notify the remarketing agent, your HIGH TIDES will no longer be outstanding after a successful remarketing, and you will have no further rights thereunder except to receive an amount equal to:

    - from the proceeds of the remarketing, 101% of the aggregate liquidation amount of the HIGH TIDES; plus

    - from us, accrued and unpaid distributions on the HIGH TIDES up until, but excluding, the reset date.

    The remarketing agent agrees to use its best efforts to remarket all HIGH TIDES tendered for remarketing. All HIGH TIDES will be considered tendered unless the holder of HIGH TIDES gives irrevocable notice to the contrary to the tender agent, which the tender agent will promptly remit to the remarketing agent, before the tender notification date.

    THE REMARKETING OF THE HIGH TIDES MAY NOT BE SUCCESSFUL AND THE TERMS OF THE HIGH TIDES AFTER ANY REMARKETING ARE SUBJECT TO CHANGE.

    The remarketing will have failed if:

    - despite using its best efforts, the remarketing agent cannot establish a term rate less than or equal to the maximum rate;

    - the remarketing agent is excused from remarketing the HIGH TIDES because of the failure by us to satisfy a condition in the remarketing agreement or the occurrence of certain market events specified in the remarketing agreement;

    - there is no remarketing agent on the first day of the initial remarketing period; or

    - prior to the initial remarketing termination date, term provisions are established by the remarketing agent, but the remarketing agent is unable to sell one or more HIGH TIDES tendered for remarketing because of the occurrence of certain market events specified in the remarketing agreement.

    If the initial remarketing fails, the remarketing agent will commence a final remarketing during the final remarketing period. If the final remarketing fails, then the HIGH TIDES will remain outstanding at a term rate equal to the treasury rate plus 10% per annum and with a term conversion price equal to 105% of the average closing price of our common stock for the five consecutive trading days after the final failed remarketing termination date. In the event of a failed final remarketing, all outstanding HIGH TIDES will be redeemable by us, in whole or in part, at any time on or after the third anniversary of the reset date at a redemption price equal to 100% of the aggregate liquidation amount thereof, plus accrued and unpaid distributions thereon. If no HIGH TIDES are tendered for remarketing, the remarketing will not take place, although the remarketing will not be deemed to have failed. In that case, the remarketing agent will set the term provisions according to the instructions contained in the remarketing notice in the manner that it believes, in its sole discretion, would result in a price per HIGH TIDES equal to 101% of the liquidation amount if a remarketing were actually to occur.

    AFTER THE RESET DATE, THE HIGH TIDES MAY NO LONGER BE CONVERTIBLE OR MAY BE CONVERTIBLE INTO A FEWER NUMBER OF SHARES OF OUR COMMON STOCK.

    Each HIGH TIDES is initially convertible, at the option of the holder, into
1.0076 shares of common stock, which may be adjusted in some circumstances. We may choose to remarket the HIGH TIDES so that after the reset date the HIGH TIDES will not be convertible into shares of common stock, or, each HIGH TIDES will be convertible into a different number of shares of common stock.

    THE TRUST MAY REDEEM THE HIGH TIDES WITHOUT YOUR CONSENT IF SPECIFIED TAX CHANGES OCCUR.

    Upon the occurrence of specified tax changes affecting the trust's taxable status or the deductibility of interest on the debentures, we may either dissolve and liquidate the trust and distribute the debentures to you or we may redeem all of the debentures. If we redeem the debentures, the trust will use the cash it receives from that redemption to redeem the HIGH TIDES and the trust's common securities.

    WE MAY CAUSE THE HIGH TIDES TO BE REDEEMED ON OR AFTER FEBRUARY 20, 2003 WITHOUT YOUR CONSENT.

    We may redeem all or some of the debentures at our option at any time on or after February 20, 2003 until but excluding the tender notification date. Following the remarketing, we may redeem the debentures in accordance with the term call protections, if any, established in the remarketing or, upon a failed final remarketing, on or after the third anniversary of the reset date. You should assume that we will exercise our redemption option if we are able to refinance the debentures at a lower interest rate or if we conclude it is otherwise in our interest to redeem the debentures. The trust will use the cash it receives from the redemption of the debentures to redeem an equivalent amount of HIGH TIDES and its common securities on a pro rata basis.

    DISTRIBUTION OF THE DEBENTURES TO YOU MAY HAVE ADVERSE TAX CONSEQUENCES FOR YOU.

    We may dissolve and liquidate the trust at any time. If that happens, the trust will redeem the HIGH TIDES and its common securities by distributing the debentures to you and to us, as the holder of the trust's common securities, on a pro rata basis.

    Under current U.S. federal tax laws, a distribution of debentures on the dissolution of the trust would not be a taxable event to you. However, if there is a change in the law and, for example, the trust is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of debentures would likely constitute a taxable event to you.

    THE DISTRIBUTION OF DEBENTURES UPON LIQUIDATION OF THE TRUST MAY HAVE AN ADVERSE EFFECT ON TRADING PRICES.

    We have the right to dissolve and liquidate the trust at any time. Although we have no current intention of doing so, we anticipate that we would consider exercising this right if the expenses associated with maintaining the trust are substantially greater than we expect or for other business reasons. If we exercise our right to dissolve and liquidate the trust, the trust will redeem the HIGH TIDES and its common securities by distributing the debentures to you and to us on a pro rata basis, unless an event of default under the debentures has occurred and is continuing, in which case you will have priority over us.

    We cannot predict the market prices for the debentures that the trust may distribute to you. Accordingly the debentures that you receive on a distribution, or the HIGH TIDES you hold pending a distribution, may trade at a discount to the price that you paid to purchase the HIGH TIDES.

    Because you may receive debentures, you should make an investment decision with regard to the debentures in addition to the HIGH TIDES. You should carefully review all the information regarding the debentures contained in this prospectus.

    WE GUARANTEE PAYMENTS ON THE HIGH TIDES ONLY IF THE TRUST HAS CASH
AVAILABLE.

    If we fail to make payments on the debentures, the trust will not be able to pay distributions, the redemption price or the liquidation amount of each HIGH TIDES. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, if we are in default for payments under the debentures, you may:

    - rely on the property trustee for the trust to enforce the trust's rights under the debentures; or

    - directly sue us or seek other remedies to collect your share of payments owed.

    YOU HAVE LIMITED VOTING RIGHTS.

    You will have limited voting rights relating generally to:

    - the modification of the HIGH TIDES and our guarantee of the HIGH TIDES;
      and

    - the exercise of the trust's rights as holder of debentures.

    You are not entitled to appoint, remove or replace the property trustee of the trust or the Delaware trustee of the trust except upon the occurrence of certain events. The property trustee, and the holders of all of the trust's common securities may, subject to certain conditions, amend the declaration of trust without your consent to:

    - cure any ambiguity;

    - make provisions of the declaration of trust not inconsistent with other provisions of the declaration of trust;

    - ensure that the trust will not be classified for U.S. federal income tax purposes as an association subject to taxation as a corporation; or

    - ensure that the trust will be classified as a grantor trust.

    THE HIGH TIDES AND THE DEBENTURES DO NOT HAVE AN ESTABLISHED MARKET.

    There is no existing public trading market for the HIGH TIDES. We do not intend to list the HIGH TIDES on a national securities exchange or automated interdealer quotation system. Although the initial purchasers informed us and the trust at the time of the initial offering and sale of the HIGH TIDES that they intended to make a secondary market for the HIGH TIDES, they are not obligated to do so and may discontinue making a secondary market for the HIGH TIDES at any time without notice and for any reason. Accordingly, we cannot assure you that an active trading market for the HIGH TIDES will develop or be sustained. If a market were to develop, the HIGH TIDES could trade at prices that may be higher or lower than their offering price depending upon many factors, including:

    - prevailing interest rates;

    - our stock price;

    - our operating results; and

    - the market for similar securities.

RISKS RELATING TO OUR PROPOSED ACQUISITION OF AVERSTAR, INC.

    THE EXPECTED COSTS OF THE ACQUISITION WILL BE SUBSTANTIAL.

    On March 24, 2000, we entered into an agreement to acquire AverStar, Inc. We estimate that we will incur primarily direct transaction costs of approximately $11.6 million associated with the acquisition. These costs will be charged to operations as incurred. This amount is a preliminary estimate only. There can be no assurance that we will not actually incur charges in excess of this estimate.

    SALES OF SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK IN THE OPEN MARKET BY AVERSTAR STOCKHOLDERS COULD DEPRESS OUR STOCK PRICE.

    In connection with our acquisition of AverStar, AverStar stockholders will receive shares of our common stock. If AverStar stockholders sell substantial amounts of our common stock in the public market following the acquisition, including shares issued upon the exercise of outstanding options, the market price of our common stock could fall. These sales might also make it more difficult for us to sell equity or equity-related securities at a time and price that we otherwise would deem appropriate. Based on the number of outstanding shares of AverStar common stock as of April 13, 2000, we will issue approximately 2,851,684 shares of our common stock in the acquisition. In addition, we will assume all outstanding options to purchase AverStar common stock, which will be converted into options to acquire shares of our common stock using the same exchange ratio which is applicable to AverStar common stock in the acquisition. All of the shares of our common stock issued to stockholders of AverStar, including those issued upon the exercise of options, will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless they are issued to an "affiliate" of AverStar, as that term is defined under the Securities Act, at the time the acquisition is submitted for approval by AverStar stockholders. The term "affiliate" would generally include directors, executive officers and some significant stockholders of AverStar.

                                USE OF PROCEEDS

    The selling holders will receive all of the net proceeds of the resale of the HIGH TIDES, the debentures, the common stock issuable upon conversion of the HIGH TIDES and the guarantee. Neither we nor the trust will receive any of the proceeds from the sale of any of those securities.

                              TITAN CAPITAL TRUST

    Titan Capital Trust is a statutory business trust created under Delaware law on January 19, 2000 pursuant to a declaration of trust among the trustees and Titan and a certificate of trust filed with the Delaware Secretary of State. The declaration of trust was amended and restated in its entirety as of the date the trust initially issued the HIGH TIDES. Unless the context requires otherwise, "Titan," "we," "us," "our" or similar terms in this section refer solely to The Titan Corporation and not the trust or any of our other consolidated subsidiaries.

    The trust's assets consist principally of the debentures, and payments under the debentures are its sole revenue. The trust exists for the exclusive purposes of:

    - issuing the HIGH TIDES and the common securities representing undivided beneficial ownership interests in the trust's assets;

    - investing the gross proceeds of those securities in the debentures; and

    - engaging in only those other activities necessary or incidental to those purposes.

    Titan directly acquired common securities of the trust in an aggregate liquidation amount equal to 3% of the total capital of the trust. The trust will generally make payments on the common securities on a pro rata basis with the HIGH TIDES. However, if an event of default under the declaration of trust occurs and is continuing, Titan's right to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to your rights.

    Pursuant to the declaration of trust, the trust has four trustees, which we refer to in this prospectus as declaration trustees:

    - two of the trustees, referred to as administrative trustees, are officers of Titan; and

    - the third trustee is the property trustee and the fourth trustee is the Delaware statutory trustee, each of which is Wilmington Trust Company.

    In limited circumstances, the holders of a majority in aggregate stated liquidation amount of the outstanding HIGH TIDES will be entitled to appoint one additional trustee, referred to as the special trustee. The special trustee need not be an officer or employee of or otherwise affiliated with Titan. Generally, the special trustee will have the same rights, powers and privileges as the administrative trustees.

    The property trustee holds title to the debentures for your benefit and the benefit of the holders of the trust's common securities. As the holder of the debentures, the property trustee has the power to exercise all the rights, powers and privileges granted to the holder of the debentures under the indenture governing the debentures between Titan and Wilmington Trust Company, as debenture trustee. In addition, the property trustee maintains exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debentures for your benefit and the benefit of the holders of the trust's common securities.

    Subject to your right to appoint a special trustee, we, as the direct or indirect holder of all of the trust's common securities, have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees; provided, however, that during an event of default under the indenture, the property trustee and the Delaware trustee may only be removed by the holders of a majority in liquidation amount of the HIGH TIDES. However, the number of trustees must always be at least two, one of which must be an administrative trustee, and, unless otherwise required by applicable law, there must always be a Delaware statutory trustee.

                                THE REMARKETING

    NOTICE OF REMARKETING; TENDER FOR SALE BY REMARKETING; RETENTION OF HIGH
     TIDES

    At least 30 business days but not more than 90 business days prior to the final reset date, the trust will send to you a remarketing notice stating whether it intends to remarket the HIGH TIDES as securities that either will be convertible into common stock or nonconvertible. So that no holder of HIGH TIDES, through inadvertence or otherwise, may fail to tender any HIGH TIDES for sale in the remarketing, each outstanding HIGH TIDES you own will be deemed to have been tendered for remarketing unless you have given irrevocable notice to the contrary to the tender agent. The tender agent will promptly remit the notice to the remarketing agent. The irrevocable notice, which may be telephonic or written, must be delivered prior to 5:00 p.m., New York City time on the tender notification date. The tender notification date is a business day no earlier than 10 business days following the remarketing notice date, or a shorter period as shall be agreed to by the remarketing agent. If you elect to retain HIGH TIDES, your notice must state:

    - the number of HIGH TIDES to be retained (which must be all of the HIGH TIDES represented by the applicable certificate, unless such certificate is a global HIGH TIDES certificate);

    - the number of the certificate representing the HIGH TIDES not being tendered (unless such certificate is a global HIGH TIDES certificate); and

    - the number of HIGH TIDES represented by such certificate (unless such certificate is a global HIGH TIDES certificate).

    Any transferee of a HIGH TIDES is bound to the terms of any such notice which has been given relating to the transferred HIGH TIDES.

    Any failure by you to give timely notice of an election to retain all or any part of your HIGH TIDES will constitute an irrevocable tender for sale in the remarketing of all the HIGH TIDES you hold. On and after the reset date, the terms of all HIGH TIDES, whether or not tendered for remarketing, will be modified by the term provisions, as the same shall be established by the remarketing agent.

    If the HIGH TIDES are not held by DTC or its nominee in the form of one or more global HIGH TIDES, certificates representing remarketed HIGH TIDES will be issued to the purchasers thereof, irrespective of whether the certificates formerly representing such HIGH TIDES have been delivered to the tender agent. If you do not duly give notice that you will retain your HIGH TIDES, your rights with respect to the HIGH TIDES will cease upon the successful remarketing of the HIGH TIDES, except your right to receive an amount equal to:

    - from the proceeds of the remarketing, 101% of the aggregate liquidation amount of the HIGH TIDES; plus

    - from us, any accrued and unpaid distributions on the HIGH TIDES to, but excluding, the reset date (upon surrender of the certificate representing the HIGH TIDES to the tender agent properly endorsed for transfer, in the case of a holder other than DTC, which has taken physical delivery of a HIGH TIDES certificate) but without any additional interest thereon (and the certificate will cease to represent outstanding HIGH TIDES).

    If no HIGH TIDES are tendered for remarketing, the remarketing will not take place, although the remarketing will not be deemed to have failed. Under these circumstances, the remarketing agent will set the term provisions in a manner consistent with the remarketing notice that it believes, in its sole discretion, would result in a price per HIGH TIDES equal to 101% of the liquidation amount thereof were a remarketing actually to occur.

    THE REMARKETING PROCESS

    The remarketing agent has agreed to use its best efforts to remarket all HIGH TIDES tendered for remarketing in accordance with the remarketing agreement. The remarketing agent will establish, effective beginning on the reset date:

    - the term rate per annum at which distributions will accrue on the HIGH TIDES;

    - the term conversion ratio and price, which determine the number of shares of common stock, if any, into which each HIGH TIDES may be converted; and

    - the term call protections, which are the price, manner and time, if any, at which the HIGH TIDES may be redeemed.

    In this prospectus, we refer to the term rate, the term conversion ratio and price and the term call protections as the term provisions.

    The remarketing agent will use its best efforts to establish the term provisions most favorable to us consistent with the successful remarketing of all HIGH TIDES tendered at a price equal to 101% of the aggregate liquidation amount. The remarketing agent may purchase HIGH TIDES tendered for remarketing, but it shall not be obligated to purchase any HIGH TIDES except to the extent expressly provided under the remarketing agreement.

    The remarketing will be done without charge to the holders of the HIGH TIDES, but we shall be obligated to pay the remarketing agent fees for its services. Neither we nor any of our affiliates will be permitted to submit orders for or purchase tendered HIGH TIDES in the remarketing.

    In establishing the term provisions during the remarketing, the remarketing agent will take into account the following remarketing conditions:

    - short-term and long-term market interest rates and indices of the short-term and long-term interest rates;

    - market supply and demand for short-term and long-term securities;

    - yield curves for short-term and long-term securities comparable to the HIGH TIDES;

    - industry and financial conditions which may affect the HIGH TIDES;

    - the number of HIGH TIDES to be remarketed;

    - the number of potential purchasers;

    - the number of shares of common stock, if any, into which the HIGH TIDES will be convertible;

    - the current ratings by nationally recognized statistical rating organizations of our long-term subordinated debt and of other outstanding capital securities of the trust, including the HIGH TIDES and the common securities; and

    - the length and type of call protections, if any.

    We currently have no intention of causing the applicable conversion price on the reset date to be less than 100% of the fair market value of the common stock on the reset date.

    If any HIGH TIDES are tendered for remarketing, on the business day following the tender notification date, the remarketing agent will commence a convertible remarketing or a nonconvertible remarketing, as the case may be, in accordance with the remarketing agreement and pursuant to the instructions set forth in the remarketing notice. The remarketing agent will determine, and upon request make available to interested persons, non-binding indications of the term provisions based upon then-current remarketing conditions. The remarketing agent will solicit and receive orders from prospective investors to purchase tendered HIGH TIDES. The remarketing agent will continue using its best efforts to remarket the HIGH TIDES as described above, adjusting the non-binding indications of the term provisions as necessary to establish the term conditions most favorable to us consistent with remarketing all HIGH TIDES tendered at a price equal to 101% of the aggregate liquidation amount until the remarketing is completed or is deemed to have failed for any of the reasons set forth under "--Effect of a Failed Remarketing."

    If the remarketing agent determines that the remarketing has not failed, the remarketing agent will promptly communicate the term provisions to the tender agent. The initial remarketing termination date is the tenth business day following the tender notification date, or a shorter period as shall be agreed to by the remarketing agent. The tender agent will communicate the term provisions to the declaration trustees, the debenture trustee, the trust, the paying agent, us and each holder, if any, which timely elected not to tender all of its HIGH TIDES for remarketing, by written notice or by telephone promptly confirmed by telecopy or other writing. On the reset date, new holders will tender the reset price for the tendered HIGH TIDES as set forth below under "--Settlement" and the term provisions will become effective.

    EFFECT OF A FAILED REMARKETING

    The initial remarketing will fail if:

    - despite using its best efforts the remarketing agent is unable to establish, prior to the initial remarketing termination date, a term rate that is less than or equal to the treasury rate plus 10% per annum, which we refer to in this prospectus as the maximum rate;

    - the remarketing agent is excused from remarketing the HIGH TIDES because of the failure by us or the trust to satisfy a condition in the remarketing agreement or the occurrence of certain market events specified in the remarketing agreement;

    - there is no remarketing agent on the first day of the initial remarketing period; or

    - prior to the initial remarketing termination date, term provisions are established by the remarketing agent, but the remarketing agent is unable to sell one or more HIGH TIDES tendered for remarketing because of the occurrence of certain market events specified in the remarketing agreement.

    If the initial remarketing fails because the remarketing agent was not able to establish a term rate less than or equal to the maximum rate, the remarketing agent will commence a final remarketing during the period beginning on the business day following the initial remarketing termination date and ending on the date which is 10 business days later, or a shorter period as shall be agreed to by the remarketing agent. The final remarketing will be a convertible remarketing if the initial remarketing was a nonconvertible remarketing and vice versa.

    If the remarketing agent is able to establish a term rate less than or equal to the maximum rate during the final remarketing period, it shall promptly communicate the term provisions to the tender agent, who will communicate the term provisions to the declaration trustees, the trust, the paying agent, us and each holder, if any, which timely elected not to tender all of its HIGH TIDES for remarketing, by written notice or by telephone promptly confirmed by telecopy or other writing. On the reset date, new holders will tender the reset price for the tendered HIGH TIDES as set forth below under "--Settlement" and the term provisions will become effective.

    If despite using its best efforts, the remarketing agent is still not able to establish a term rate less than or equal to the maximum rate prior to the expiration of the final remarketing period or the remarketing agent is excused from remarketing the securities because of the failure by us or the trust to satisfy a condition in the remarketing agreement or the occurrence of certain market events, the final remarketing will fail. In addition, if term provisions are established by the remarketing agent but the remarketing agent is unable to sell one or more HIGH TIDES tendered for remarketing because of the occurrence of certain market events specified in the remarketing agreement, then the final remarketing will fail. In the event of a failed final remarketing, the term rate shall be a rate equal to the treasury rate plus 10% per annum, and the term conversion price will be equal to 105% of the average closing price of our common stock for the five consecutive trading days after the final failed remarketing termination date. In the event of a failed final remarketing, all outstanding HIGH TIDES will be redeemable by us, in whole or in part, at any time on or after the third anniversary of the reset date at a redemption price equal to 100% of the aggregate liquidation amount thereof, plus accrued and unpaid distributions thereon. There can be no assurance that all of the HIGH TIDES tendered will be remarketed.

    If for any reason term provisions are established by the remarketing agent but the remarketing agent is unable to sell one or more HIGH TIDES tendered for remarketing, the remarketing agent will be obligated, subject to some conditions, to purchase the HIGH TIDES for the reset price.

    The term "treasury rate" means (A) the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the remaining life (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the remaining life shall be determined and the treasury rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (B) if such release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for the reset date. The treasury rate shall be calculated on the third business day preceding the reset date.

    The term "comparable treasury issue" means the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the reset date, the two most closely corresponding United States Treasury securities shall be used as the comparable treasury issue, and the rate being calculated shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

    The term "comparable treasury price" means (A) the arithmetic mean of five reference treasury dealer quotations for the reset date, after excluding the highest and lowest such reference treasury dealer quotations, or (B) if the quotation agent obtains fewer than five reference treasury dealer quotations, the arithmetic mean of all the reference treasury dealer quotations.

    The term "quotation agent" means Credit Suisse First Boston Corporation and its successor provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in The City of New York we shall substitute therefor another primary treasury dealer.

    The term "reference treasury dealer" means (A) the quotation agent and
(B) any other primary treasury dealer selected by the debenture trustee after consultation with us.

    The term "reference treasury dealer quotations" means, with respect to each reference treasury dealer and the reset date, the arithmetic mean, as determined by the debenture trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the debenture trustee by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding the reset date.

    The term "remaining life" means the period beginning on the reset date and ending at February 15, 2030.

    SETTLEMENT

    Settlement of transactions in connection with the remarketing will take place on the reset date, or such date as the remarketing agent may, in its sole discretion, determine, or as otherwise required by applicable law. Payments in respect of the tendered HIGH TIDES in an amount equal to the proceeds of the remarketing will be made by the tender agent (but only to the extent in fact received by the tender agent) on the date in the manner described under "Description of HIGH TIDES--Depositary Procedures," but, in the case of a holder (other than DTC) which has taken physical delivery of a certificate representing its HIGH TIDES, the payment shall be made only upon surrender to the tender agent by 2:30 p.m. New York City time on the reset date (or any succeeding date) of the certificate representing the HIGH TIDES, properly endorsed for transfer.

    Neither we, the trust, the declaration trustees, the tender agent and (except to the extent provided above) the remarketing agent will be obligated to provide or advance funds to make payment to the holders of HIGH TIDES tendered in the remarketing.

    PURCHASES BY US AND OUR AFFILIATES

    While we, or an affiliate, may from time to time purchase, hold, or sell HIGH TIDES, neither we nor any of our affiliates may purchase any HIGH TIDES on the reset date or submit orders in the remarketing, and the remarketing agent has agreed that it will not knowingly remarket any HIGH TIDES to us or any of our affiliates.

    TENDER AGENT

    Tenders of HIGH TIDES in the remarketing will be made to the tender agent, and the tender agent will pay to the prior holders thereof the proceeds of the remarketing, provided the tender agent receives the amount from the remarketing agent. The tender agent will be the property trustee or, in the event of the distribution of debentures to the holders of HIGH TIDES prior to the reset date, the debenture trustee.

    TERMINATION OF THE TRUST

    If the trust is for any reason dissolved and liquidated prior to the reset date and the debentures are distributed to the holders of HIGH TIDES and common securities, the remarketing will proceed as described in this prospectus except that the debentures rather than the HIGH TIDES will be remarketed by the remarketing agent, the debenture trustee rather than the property trustee will be the tender agent and the descriptions of the remarketing of the HIGH TIDES in this prospectus will apply with such changes as are necessary to the remarketing of debentures. Accordingly, in such an event, without limiting the generality of the foregoing statements:

    - the debentures instead of the HIGH TIDES will be deemed to have been tendered for remarketing absent timely notice to the contrary, provided that any notice duly and timely given in respect of the tender for remarketing of any HIGH TIDES will apply to the debentures distributed in respect thereof;

    - the debentures instead of the HIGH TIDES will be remarketed by the remarketing agent;

    - the remarketing agent will use its best efforts to establish the term provisions most favorable to us consistent with the successful remarketing of all debentures tendered at a price equal to 101% of the principal amount of the debentures; and

    - subject to the proviso in the first bullet point above, a holder of debentures which has not duly given notice by the tender notification date that it will retain its debentures will cease to have any further rights with respect to the debentures upon the successful remarketing of the debentures, except the right of the holder to receive an amount equal to
      (1) from the proceeds of the remarketing, 101% of the principal amount of the debentures, plus (2) from us, any accrued but unpaid interest on the debentures to, but excluding, the reset date (upon surrender of the certificate representing the debentures to the tender agent properly endorsed for transfer, in the case of a holder other than DTC, which has taken physical delivery of a debenture certificate) but without any additional interest thereon (and any such certificate will cease to represent outstanding debentures).

    If the debentures are accelerated, redeemed or otherwise prepaid on or prior to the reset date, the remarketing will not take place.

    THE REMARKETING AGENT

    We will use our best efforts to assure that, at all times prior to and including the reset date, an investment bank, broker, dealer or other organization which, in our judgment, is qualified to remarket HIGH TIDES and to establish the term provisions is acting as remarketing agent, provided that if we fail to appoint a successor upon the resignation or removal of the remarketing agent reasonably promptly or if a successor fails to accept such appointment, a successor having such qualifications may be appointed by the holders of at least 25% in aggregate liquidation amount of the outstanding HIGH TIDES. Credit Suisse First Boston Corporation has agreed to act as the initial remarketing agent but may resign or be replaced by us, in accordance with the terms of the remarketing agreement. The remarketing agent may authorize any broker-dealer to assist in the remarketing.

    The remarketing agreement among us, the trust, the tender agent and the remarketing agent provides that the remarketing agent will receive fees from us for the remarketing equal to 1% of the aggregate liquidation amount of outstanding HIGH TIDES on the reset date upon settlement of the transactions contemplated by the remarketing. In addition to these fees we will reimburse the remarketing agent for all out-of-pocket expenses reasonably incurred in connection with the performance of its duties. In the event that both the initial remarketing and the final remarketing fail, we shall not be required to pay any fees to, or reimburse any out-of-pocket expense of, the remarketing agent. The remarketing will be done without charge to the holders of the HIGH TIDES.

    We have agreed in the remarketing agreement to indemnify the remarketing agent against some liabilities arising out of or in connection with its duties, or to contribute to payments which the remarketing agent may be required to make in respect thereof.

    The remarketing agent may resign and be relieved from its duties under the remarketing agreement on a date specified in a notice in writing delivered to us and to the trust. The remarketing agent's resignation will not become effective until at least 30 days after delivery of the notice. The successor remarketing agent must be an investment bank, broker, dealer or other organization which, in our judgment, is qualified to remarket the HIGH TIDES and establish the term provisions and which accepts its appointment by executing a written instrument of acceptance to us and the tender agent. The holders of a majority in aggregate liquidation amount of the outstanding HIGH TIDES may remove the remarketing agent for cause. The tender agent will send notice to you of the resignation or removal of the remarketing agent and the appointment of a successor remarketing agent. If there is no remarketing agent on the first day of the initial remarketing period, the remarketing will fail and the HIGH TIDES will remain outstanding on the terms described in this prospectus under "--Effect of a Failed Remarketing."

    The remarketing agreement provides that the remarketing agent will not be obligated to remarket HIGH TIDES if:

    - in the remarketing agent's judgment there is a material misstatement or omission in any (a) disclosure document provided by us or the trust in connection with the remarketing or (b) document publicly disclosed (including in a filing pursuant to the Securities Exchange Act of 1934) by or on behalf of us or the trust, unless in each case the remarketing agent is satisfied that such misstatement or omission has been properly corrected;

    - we have failed to have a registration statement for the HIGH TIDES declared effective on or prior to the tender notification date or such registration statement does not remain effective through and including the reset date, unless we have provided to the remarketing agent an opinion of counsel, experienced in matters relating to securities law, (a) that registration of the HIGH TIDES under the Securities Act is not necessary for their sale or (b) that such registration statement need not become effective until the date the initial remarketing period is required to commence under the remarketing agreement and the remarketing agent consents to such delay; or

    - either we or the trust fails to satisfy conditions customary in an offering.

    Broker-dealers, if any, which obtain purchasers for the HIGH TIDES will be paid a commission or fee by the remarketing agent based upon the remarketing fee described above and the number of HIGH TIDES sold. Broker-dealers will enter into broker-dealer agreements with the remarketing agent, which will provide for their participation in the remarketing and will require them to follow certain private placement procedures. The identity of the broker-dealers, if any, which will participate in the remarketing has not yet been determined. The remarketing agent will have the right to select broker-dealers at any time prior to the reset date. No broker-dealer will be obligated to purchase the HIGH TIDES.

                           DESCRIPTION OF HIGH TIDES

    Pursuant to the terms of the declaration of trust, the administrative trustees on behalf of the trust issued the HIGH TIDES and the common securities in fully registered form without interest coupons. The HIGH TIDES represent preferred undivided beneficial ownership interests in the assets of the trust, and the holders of the HIGH TIDES are entitled to a preference over us, as the holder of the trust's common securities, in limited circumstances with respect to distributions and amounts payable on redemption of the HIGH TIDES and the trust's common securities or dissolution and liquidation of the trust, as well as other benefits as described in the declaration of trust. See "--Subordination of Common Securities." The declaration of trust is qualified under and is subject to and governed by the Trust Indenture Act. This summary of the provisions of the HIGH TIDES, the trust's common securities and the declaration of trust is subject to, and is qualified in its entirety by reference to, all the provisions of the declaration of trust, including the definitions of certain terms. Unless the context requires otherwise, "Titan," "we," "us," "our" or similar terms in this section refer solely to The Titan Corporation and not the trust or any of our other consolidated subsidiaries.

    GENERAL

    The trust will make payments on the HIGH TIDES on a pro rata basis with its common securities except as described under "--Subordination of Common Securities." The guarantee has been executed by us for your benefit and provides for a guarantee on a subordinated basis with respect to the HIGH TIDES but does not guarantee payment of distributions or amounts payable on redemption of the HIGH TIDES or on dissolution and liquidation of the trust when the trust does not have funds on hand available to make those payments. See "Description of the Guarantee."

    Credit Suisse First Boston Corporation has agreed to act as initial remarketing agent with respect to the HIGH TIDES and is referred to herein as the remarketing agent. The remarketing agent will be paid fees for its services and may resign or be replaced by us under certain circumstances. The remarketing agent may also be removed at any time for cause by the holders of a majority of the aggregate liquidation amount of HIGH TIDES outstanding. See "The Remarketing--The Remarketing Agent."

    DISTRIBUTIONS

    Distributions commenced to accrue on the HIGH TIDES from the date of their original issuance (February 9, 2000) at the applicable rate of the stated liquidation amount of $50 per HIGH TIDES. Subject to the deferral rights described below, the trust will pay the distributions quarterly in arrears on each February 15, May 15, August 15 and November 15, each referred to as a distribution date, commencing May 15, 2000, to the person in whose name each HIGH TIDES is registered at the close of business on the first day of the month of the applicable distribution date. The first day of the month of any distribution date shall be the record date for such distribution date.

    The reset date is any date (1) not later than February 15, 2005, or, if the day is not a business day, the next succeeding business day, and (2) not earlier than 70 business days prior to February 15, 2005, as may be determined by the remarketing agent, in its sole discretion. If the reset date is prior to the record date for the immediately following distribution date, then distributions and additional amounts, if any, accrued from and after the reset date to but excluding the immediately following distribution date shall be paid on such distribution date to the person in whose name each HIGH TIDES is registered on the relevant record date, subject to our right to initiate a deferral period. If the reset date is on or after the record date for the immediately following distribution date, then (1) distributions and additional amounts, if any, accrued from and after the record date to but excluding the reset date shall be paid on the immediately following distribution date to the person in whose name each HIGH TIDES is registered on the relevant record date and (2) distributions and additional amounts, if any, accrued from and after the reset date to but excluding the immediately following distribution date shall be paid on the second distribution date immediately following the reset date to the person in whose name each HIGH TIDES is registered on the relevant record date for such second distribution date, subject in each case to our right to initiate a deferral period. The applicable rate will be the initial rate of 5 3/4% per annum from the date of original issuance of the HIGH TIDES to but excluding the reset date, subject to increase in the case of a registration default. See "Registration Rights". From the reset date, the applicable rate will be the term rate established by the remarketing agent to be effective on the reset date. On the reset date, the remarketing agent will notify the declaration trustees, the trust, the debenture trustee, the paying agent, us and the holders, if any, which elected not to tender all their HIGH TIDES for remarketing of the term provisions, including the term rate. The notification must be made by written notice or by telephone promptly confirmed by telecopy or other writing. See "The Remarketing."

    The amount of distributions payable for any period will be computed based on the number of days elapsed in a 360-day year of twelve 30-day months. If any distribution date is not a business day, the trust will pay distributions payable on that date on the next succeeding day that is a business day, except if such business day is in the next succeeding calendar year, such distributions will be made on the immediately preceding business day. No additional distributions or other payments in respect of any such delay will accrue because of this change in the distribution date. Distributions that the trust does not pay on the applicable distribution date will accrue additional distributions on the amount of the accrued distributions, to the extent permitted by law, at the applicable rate compounded quarterly from the relevant distribution date. As used in this prospectus, the term "distribution" includes quarterly distributions, additional distributions on quarterly distributions not paid on the applicable distribution date and special distributions upon certain tax events, as applicable. See "Description of Convertible Senior Subordinated Debentures--Additional Amounts." As used in this prospectus, a "business day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

    So long as no event of default under the debentures has occurred and is continuing, we have the right to defer the payment of interest on the debentures at any time or from time to time for a period not exceeding 20 consecutive quarters. However, no deferral period may extend beyond (1) the maturity of the debentures whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise and (2) in the case of a deferral period beginning prior to the reset date, the reset date. We have agreed, among other things, not to declare or pay any dividend on our capital stock, subject to certain exceptions, during any deferral period. See "Description of Convertible Senior Subordinated Debentures--Option to Extend Interest Payment Date." As a consequence of any deferral election, the trust will defer quarterly distributions on the HIGH TIDES during the deferral period. Deferred distributions to which you are entitled will accumulate additional distributions at the applicable rate, compounded quarterly from the relevant payment date for distributions during any deferral period, to the extent permitted by applicable law.

    See "Description of Convertible Senior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences--Interest Income" for a more detailed discussion of the terms and conditions affecting our right to defer the payment of interest on the debentures.

    We have no current intention of exercising our right to defer payments of interest on the debentures.

    The trust's revenues available for distribution to you will be limited to payments under the debentures. See "Description of Convertible Senior Subordinated Debentures--General." If we do not make interest payments on the debentures, the property trustee will not have funds available to pay distributions on the HIGH TIDES. We have guaranteed the payment of distributions, if and to the extent the trust has funds legally available for the payment of those distributions on a limited basis as set forth under "Description of the Guarantee."

    CONVERSION RIGHTS

    GENERAL. You may convert your HIGH TIDES at any time prior to 5:00 p.m., New York City time, on or prior to the tender notification date and, in the event of a convertible remarketing or a failed final remarketing, from and after the reset date to and including February 15, 2030 (except that you may convert HIGH TIDES called for redemption by us at any time prior to 5:00 p.m., New York City time, on the relevant redemption date), at your option and in the manner described below, into shares of our common stock. On or prior to the tender notification date, you may convert each HIGH TIDES, pursuant to the initial conversion ratio, into 1.0076 shares of our common stock (equivalent to an initial conversion price of $49.625 per share of common stock). On and after the reset date, the trust has the option to make each HIGH TIDES, subject to the results of the remarketing, become convertible into a different number of shares of common stock or nonconvertible. See "The Remarketing." The conversion ratio and the equivalent conversion price in effect at any given time are referred to in this prospectus as the applicable conversion ratio and the applicable conversion price, respectively, and will be subject to adjustment as described under "--Conversion Price Adjustments" below. The trust has covenanted in the declaration of trust not to convert debentures held by it except pursuant to a notice of conversion delivered to the property trustee, as conversion agent, by you.

    If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the HIGH TIDES are in certificated form, with the certificated security, to the conversion agent who will, on your behalf, exchange the HIGH TIDES for a like amount of debentures and immediately convert the debentures into shares of our common stock. You may obtain copies of the required form of the conversion notice from the conversion agent.

    If you are the record holder of HIGH TIDES at the close of business on a distribution record date, you will be entitled to receive the distribution payable on your HIGH TIDES on the corresponding distribution date even if you convert your HIGH TIDES after the distribution record date but prior to the distribution date. Except as provided in the immediately preceding sentence, neither we nor the trust will make, or be required to make, any payment, allowance or adjustment for accrued and unpaid distributions, whether or not in arrears, on converted HIGH TIDES, even if you convert your HIGH TIDES during a deferral period. We will make no payment or allowance for distributions on our shares of common stock issued upon conversion, except to the extent that those shares of common stock are held of record on the record date for any distributions. We will deem each conversion to have been effected immediately prior to the close of business on the day on which the trust received the related conversion notice.

    We will not issue any fractional shares of our common stock as a result of conversion. Instead, we will pay fractional interest in cash based on the closing price of our common stock at the time of conversion.

    CONVERSION PRICE ADJUSTMENTS--GENERAL. The applicable conversion price of the HIGH TIDES will be adjusted, without duplication, upon the happening of the following events:

    - the payment of dividends and other distributions payable exclusively in our common stock on our common stock;

    - the issuance to all holders of our common stock of rights or warrants;

    - subdivisions and combinations of our common stock;

    - the payment of dividends and other distributions to all holders of our common stock consisting of evidences of our indebtedness, securities or capital stock, cash or assets, except for those rights or warrants referred to in the second bullet clause above and dividend and distributions paid exclusively in cash;

    - the payment to holders of our common stock in respect of a tender or exchange offer, other than an odd-lot offer, by us or any of our subsidiaries for our common stock at a price in excess of 110% of the current market price of our common stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to the tender or exchange offer; and

    - the payment of dividends and other distributions on our common stock paid exclusively in cash, excluding:

       - cash dividends that do not exceed the per share amount of the smallest of the immediately four preceding quarterly cash dividends, as adjusted to reflect any of the events described above; and

       - cash dividends the per share amount of which, together with the aggregate per share amount of any other cash dividends paid within the 12 months preceding the date of payment of such cash dividends, does not exceed 12 1/2% of the current market price of our common stock as of the trading day immediately preceding the date of declaration of the dividend.

    We may, at our option, make reductions in the applicable conversion price as our board of directors deems advisable to avoid or diminish any income tax to our common stockholders or rights to purchase our common stock resulting from any dividend or distribution of stock or rights to acquire stock or from any event treated similarly for federal income tax purposes. See "Certain United States Federal Income Tax Consequences--Adjustment of Conversion Price."

    The applicable conversion price will not be adjusted:

    - upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Titan and the investment of additional optional amounts in shares of our common stock under any plan;

    - upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of Titan; or

    - upon the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the HIGH TIDES were first issued.

    No adjustment in the applicable conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable conversion price. If the adjustment is not made because the adjustment does not change the applicable conversion price by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Except as specifically described above, the applicable conversion price will not be subject to adjustment in the case of the issuance of any of our common stock, or securities convertible into or exchangeable for our common stock.

    CONVERSION PRICE ADJUSTMENTS--MERGER, CONSOLIDATION OR SALE OF ASSETS OF TITAN. If we are a party to a transaction which results in our common shares being converted into the right to receive, or being exchanged for, securities, cash or other property of a third party, the conversion price may be adjusted as described below. The following are examples of company transactions which may result in an adjustment to the conversion price:

    - merger;

    - consolidation;

    - sale of all or substantially all of our assets;

    - recapitalization or reclassification of our common shares; or

    - any compulsory share exchange.

    If we are a party to any company transaction, in each case, as a result of which shares of our common stock will be converted into the right to receive other securities, cash or other property, we will ensure that lawful provision is made as part of the terms of the company transaction so that the holder of each HIGH TIDES then outstanding will have the right thereafter to convert the HIGH TIDES only into:

    - in the case of any company transaction other than a company transaction involving a Common Stock Fundamental Change, the kind and amount of securities, cash and other property receivable upon the consummation of the company transaction by a holder of that number of shares of our common stock into which a HIGH TIDES was convertible immediately prior to the company transaction; or

    - in the case of a company transaction involving a Common Stock Fundamental Change, common stock of the kind received by holders of our common stock;

but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if the company transaction constitutes a Fundamental Change.

    The holders of HIGH TIDES will have no voting rights with respect to any company transaction.

    In the case of any company transaction involving a Fundamental Change, the applicable conversion price will be adjusted immediately before the Fundamental Change as follows:

    - in the case of a Non-Stock Fundamental Change, the applicable conversion price of the HIGH TIDES will become the lower of:

       - the applicable conversion price immediately prior to the Non-Stock Fundamental Change, but after giving effect to any other prior adjustments; and

       - the result obtained by multiplying the greater of the relevant price or the then applicable reference market price by the optional redemption ratio (the product is referred to as the "adjusted relevant price" or the "adjusted reference market price," as the case may be); and

    - in the case of a Common Stock Fundamental Change, the applicable conversion price of the HIGH TIDES immediately prior to the Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will be adjusted by multiplying the applicable conversion price by a fraction of which the numerator will be the Purchaser Stock Price and the denominator will be the relevant price.

However, in the event of a Common Stock Fundamental Change in which:

    - 100% of the value of the consideration received by a holder of our common stock is common stock of the successor, acquirer or other third party (and cash, if any, is paid only with respect to any fractional interests in the common stock resulting from the Common Stock Fundamental Change); and

    - all our common stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquirer or other third party;

the applicable conversion price of the HIGH TIDES immediately prior to the Common Stock Fundamental Change will be adjusted by multiplying the applicable conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquirer or other third party received by a holder of one share of our common stock as a result of the Common Stock Fundamental Change.

    In the absence of the adjustments to the applicable conversion price in the event of a company transaction involving a Fundamental Change, in the case of a company transaction each HIGH TIDES would become convertible into the securities, cash, or other property receivable by a holder of the number of shares of our common stock into which each HIGH TIDES was convertible immediately prior to the company transaction. Thus, in the absence of the Fundamental Change provisions, a company transaction could substantially lessen or eliminate the value of the conversion privilege associated with the HIGH TIDES. For example, if a company were to acquire Titan in a cash merger, each HIGH TIDES would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of Titan and other factors.

    In Non-Stock Fundamental Change transactions, the foregoing conversion price adjustments are designed to increase the amount of securities, cash or other property into which you may convert each HIGH TIDES. In a Non-Stock Fundamental Change transaction in which the initial value received per share of our common stock (measured as described in the definition of relevant price) is lower than the then applicable conversion price of a HIGH TIDES but greater than or equal to the reference market price, the applicable conversion price will be adjusted with the effect that you will be able to convert each HIGH TIDES into securities, cash or other property of the same type received by the holders of our common stock in the transaction with the applicable conversion price adjusted as though the initial value had been the adjusted relevant price. In a Non-Stock Fundamental Change transaction in which the initial value received per share of our common stock (measured as described in the definition of relevant price) is lower than both the applicable conversion price of a HIGH TIDES and the reference market price, the applicable conversion price will be adjusted as described above but calculated as though the initial value had been the adjusted reference market price.

    In Common Stock Fundamental Change transactions, the foregoing adjustments are designed to provide in effect that:

    - where our common stock is converted partly into common stock and partly into other securities, cash or property, you will be able to convert each HIGH TIDES solely into a number of shares of common stock determined so that the initial value of those shares (measured as described in the definition of Purchaser Stock Price) equals the value of the shares of our common stock into which each HIGH TIDES was convertible immediately before the transaction (measured as aforesaid); and

    - where our common stock is converted solely into common stock, you will be able to convert each HIGH TIDES into the same number of shares of common stock receivable by a holder of the number of shares of our common stock into which each HIGH TIDES was convertible immediately before the transaction.

    The term "closing price" of any security on any day means the last reported sale price of the security on that day, or in case no sale takes place on that day, the average of the closing bid and asked prices in each case on the principal national securities exchange on which the securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. or any successor national automated interdealer quotation system (the "NNM") or, if the securities are not listed or admitted to trading on any national securities exchange or quoted on the NNM, the average of the closing bid and asked prices of the security in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by Titan for that purpose.

    The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value, as determined in good faith by our board of directors, of the consideration received by holders of our common stock consists of common stock that for each of the ten consecutive trading days immediately prior to and including the entitlement date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM; provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless either:

    - we continue to exist after the occurrence of the Fundamental Change and the outstanding HIGH TIDES continue to exist as outstanding HIGH TIDES; or

    - not later than the occurrence of the Fundamental Change, the outstanding debentures are converted into or exchanged for debentures of a corporation succeeding to our business, which debentures have terms substantially similar to those of our debentures.

    The term "entitlement date" means the record date for determination of the holders of our common stock entitled to receive securities, cash or other property in connection with a Non-Stock Fundamental Change or a Common Stock Fundamental Change or, if there is no record date, the date upon which holders of our common stock will have the right to receive those securities, cash or other property.

    The term "Fundamental Change" means the occurrence of any transaction or event in connection with a company transaction pursuant to which all or substantially all of our common stock will be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise). However, in the case of a company transaction involving more than one transaction or event, for purposes of adjustment of the applicable conversion price, the Fundamental Change will be deemed to have occurred when substantially all of our common stock is exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment will be based upon the highest weighted average per share consideration that a holder of our common stock could have received in the transactions or events as a result of which more than 50% of all outstanding shares of our common stock will have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

    The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

    The term "optional redemption ratio" means a fraction of which the numerator will be $50 and the denominator will be the then current optional redemption price or, on or prior to February 20, 2003 and at any time after the reset date at which the HIGH TIDES are not redeemable at our option, an amount per HIGH TIDES determined by us in our sole discretion, after consultation with a nationally recognized investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the HIGH TIDES had been redeemable during that period.

    The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the closing prices for the common stock received in the Common Stock Fundamental Change for the ten consecutive trading days prior to and including the entitlement date, as adjusted in good faith by us to appropriately reflect any of the events referred to in the six bullet clauses of the first paragraph under "--Conversion Price Adjustments--General."

    The term "reference market price" will initially mean, on the date the trust originally issues the HIGH TIDES, $26.875 (which is an amount equal to 66 2/3% of the last reported sale price for our common stock on The New York Stock Exchange on February 3, 2000). In the event of any adjustment to the applicable conversion price from such date to, but excluding the reset date, other than as a result of a Non-Stock Fundamental Change, the trust will also adjust the reference market price so that the ratio of the reference market price to the applicable conversion price after giving effect to any adjustment will be the same as the ratio of $26.875 to the initial conversion price. If the HIGH TIDES are convertible into common stock on and after the reset date, the reference market price on the reset date will be an amount equal to 66 2/3% of the closing price of the common stock on the reset date and, in the event of any adjustment to the applicable conversion price from the reset date and thereafter, other than as a result of a Non-Stock Fundamental Change, the reference market price shall also be adjusted so that the ratio of the reference market price to the applicable conversion price after giving effect to any such adjustment shall always be the same as the ratio of the closing price of the common stock on the reset date to the term conversion price.

    The term "relevant price" means:

    - in the case of a Non-Stock Fundamental Change in which the holder of our common stock receives only cash, the amount of cash received by the holder of one share of our common stock; and

    - in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily closing prices for our common stock during the ten consecutive trading days prior to and including the entitlement date, in each case as adjusted in good faith by us to appropriately reflect any of the events referred to in the six bullet clauses of the first paragraph under "--Conversion Price Adjustments--General."

    REDEMPTION

    Upon the repayment in full of the debentures at their stated maturity or a redemption in whole or in part of the debentures (other than following any distribution of the debentures to you and the holders of the trust's common securities), the property trustee will apply the proceeds from the repayment or redemption to redeem, on a pro rata basis, a like amount of HIGH TIDES and the trust's common securities, on the redemption date, in an amount per HIGH TIDES or common security, as applicable, equal to the applicable redemption price. The redemption price will be equal to:

    - the liquidation amount of each HIGH TIDES plus any accrued and unpaid distributions in the case of (A) the repayment of the debentures at their stated maturity or (B) the redemption of the debentures in certain limited circumstances upon the occurrence of a tax event;

    - in the case of an optional redemption on or after February 20, 2003, but prior to, and excluding, the tender notification date, the initial redemption price as set forth under "Description of Convertible Senior Subordinated Debentures--Redemption--Optional Redemption";

    - in the case of an optional redemption after the reset date, in accordance with the term call protections, if any, established in the remarketing; and

    - in the case of an optional redemption after a failed final remarketing, 100% of the liquidation amount of the HIGH TIDES being redeemed, plus accrued and unpaid distributions.

    REDEMPTION PROCEDURES

    The trust will redeem its HIGH TIDES and common securities at the applicable redemption price with the proceeds from the contemporaneous repayment or redemption of the debentures. The trust will redeem its HIGH TIDES and common securities and will pay the applicable redemption price on each redemption date only to the extent that it has funds on hand available for the payment of the redemption price. See also "--Subordination of Common Securities."

    If the trust gives a notice of redemption in respect of the HIGH TIDES, then, by 10:00 a.m., New York City time, on the redemption date, to the extent funds are available, with respect to the HIGH TIDES held in global form, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the applicable redemption price to you. See "--Depositary Procedures."

    If the HIGH TIDES are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the HIGH TIDES funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the HIGH TIDES upon surrender of their certificates evidencing the HIGH TIDES. See "--Payment and Paying Agency."

    Distributions payable on or prior to the redemption date for any HIGH TIDES called for redemption will be paid to holders of HIGH TIDES as of the relevant record dates for the related distribution. If the trust has given notice of redemption and deposited funds as required, then upon the date of the deposit, all of your rights will cease, except your right to receive the applicable redemption price, but without interest on the redemption price, and the HIGH TIDES will cease to be outstanding.

    If any redemption date is not a business day, then payment of the applicable redemption price payable on that date will be made on the next succeeding day which is a business day, and without any interest or other payment in respect of any delay. However, if that business day falls in the next calendar year, the payment will be made on the immediately preceding business day. In the event that the trust or, pursuant to the guarantee described in "Description of the Guarantee," we improperly withhold or refuse to make payment of the applicable redemption price, then distributions on HIGH TIDES will continue to accrue at the then applicable rate, from the redemption date originally established by the trust to the date the redemption price is actually paid. Under these circumstances, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

    Subject to applicable law, we or our subsidiaries may at any time and from time to time purchase outstanding HIGH TIDES by tender, in the open market or by private agreement except as provided under "The Remarketing--Purchases by Us and Our Affiliates."

    If we desire to consummate an optional redemption, we must send a notice to each holder of HIGH TIDES and the trust's common securities at its registered address in accordance with the notice procedures set forth under "Description of Convertible Senior Subordinated Debentures--Redemption--Optional Redemption." We must mail any notice of a tax event redemption at least 30 days but not more than 60 days before the redemption date to you. We need not provide notice of repayment at the stated maturity of the debentures.

    TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

    If a tax event occurs and is continuing, we will cause the trustees to dissolve and liquidate the trust and, after satisfaction of liabilities of creditors of the trust, cause debentures to be distributed to you and us, as holder of the common securities, on a pro rata basis, in liquidation of the trust within 90 days following the occurrence of the tax event. However, the liquidation and distribution will be conditioned on:

    - the trustees' receipt of an opinion of a nationally recognized independent tax counsel, reasonably acceptable to the trustees, experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that you will not recognize any income, gain or loss for United States federal income tax purposes as a result of such liquidation and distribution of debentures; and

    - Titan being unable to avoid such tax event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in our sole judgment, will have no adverse effect on us, the trust or you and will involve no material cost.

    Furthermore, if (1) a nationally recognized independent tax counsel, reasonably acceptable to the trustees, experienced in such matters provides an opinion (the "Redemption Tax Opinion") to us that, as a result of a tax event, there is more than an insubstantial risk that we would be precluded from deducting the interest on the debentures for U.S. federal income tax purposes, even after the debentures were distributed to you upon liquidation of the trust as described above, or (2) such tax counsel informs the trustees that it cannot deliver a No Recognition Opinion, we will have the right, upon not less than 30 nor more than 60 days' notice and within 90 days following the occurrence and continuation of the tax event, to redeem the debentures, in whole, but not in part, for cash, for the principal amount plus accrued and unpaid interest and, following such redemption, the trust will redeem all the HIGH TIDES at the aggregate liquidation amount of the HIGH TIDES plus accrued and unpaid distributions. However, if at the time there is available to us or the trust the opportunity to eliminate, within such 90-day period, the tax event by taking some ministerial action or pursuing some other reasonable measure that, in our sole judgment, will have no adverse effect on us, the trust or you and will involve no material cost, we or the trust will pursue that measure in lieu of redemption. See "--Mandatory Redemption." In addition to the foregoing options, we will also have the option of causing the HIGH TIDES to remain outstanding and pay additional amounts on the debentures. See "Description of Convertible Senior Subordinated Debentures--Additional Amounts."

    The term "tax event" means the receipt by the property trustee of an opinion of a nationally recognized independent tax counsel to us, reasonably acceptable to the trustees, experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of:

    - any amendment to or change (including any announced prospective change (which will not include a proposed change), provided that a tax event will not occur more than 90 days before the effective date of any prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of the United States or any political subdivision;

    - any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or

    - any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of original issuance of the debentures or the issue date of the HIGH TIDES in which there is more than an insubstantial risk that one of the following will occur:

       - if the debentures are held by the property trustee, (1) the trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to interest accrued or received on the debentures or subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges as determined by counsel, or
         (2) any portion of interest payable by us to the trust (or original issue discount accruing) on the debentures is not, or within 90 days of the date of such opinion will not be, deductible by us in whole or in part for U.S. federal income tax purposes; or

       - with respect to debentures which are no longer held by the property trustee, any portion of interest payable by us (or original issue discount accruing) on the debentures is not, or within 90 days of the date of such opinion will not be, deductible by us in whole or in part for U.S. federal income tax purposes.

    If an investment company event occurs and is continuing, we will cause the trustees to dissolve and liquidate the trust and, after satisfaction of liabilities of creditors of the trust, cause a like amount of the debentures to be distributed to you in liquidation of the trust within 90 days following the occurrence of the investment company event.

    An investment company event occurs if there is a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the trust is or will be considered an "investment company" required to be registered under the Investment Company Act of 1940, as amended. In order to be an investment company event, the change in law must be effective on or after February 3, 2000.

    The distribution by us of the debentures will effectively result in the cancellation of the HIGH TIDES.

    LIQUIDATION OF THE TRUST AND DISTRIBUTION OF CONVERTIBLE SENIOR SUBORDINATED
     DEBENTURES

    We, as the holder of the trust's outstanding common securities, will have the right at any time including, without limitation, upon the occurrence of a tax event or an investment company event, to dissolve the trust and, after satisfaction of liabilities of creditors of the trust as provided by applicable law, cause a like amount of the debentures to be distributed to you and the holders of the trust's common securities upon liquidation of the trust. However, we may not dissolve the trust during the period beginning on the business day following a tender notification date and ending on the reset date (other than upon the occurrence of a tax event or an investment company event). In addition, the declaration trustees shall have received a No Recognition Opinion prior to the dissolution of the trust.

    The trust will automatically dissolve upon the first to occur of:

    (A) our bankruptcy, dissolution or liquidation;

    (B) the distribution of a like amount of the debentures to the holders of the HIGH TIDES and the trust's common securities if we, as depositor, have given our written direction to the property trustee to dissolve the trust (which direction is optional and, except as described above, wholly within our discretion, as depositor);

    (C) redemption of all the HIGH TIDES and the trust's common securities as described under "--Mandatory Redemption" above;

    (D) conversion of all outstanding HIGH TIDES and the trust's common securities as described under "--Conversion Rights" above;

    (E) expiration of the term of the trust; or

    (F) entry of an order for the dissolution of the trust by a court of competent jurisdiction.

    If an early dissolution occurs as described in clause (A), (B), (E) or
(F) above, the declaration trustees will liquidate the trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to the creditors of the trust as provided by applicable law, to you and the holders of the trust's common securities a like amount of the debentures, unless the distribution would not be practical. In that event, you and the holders of the trust's common securities will be entitled to receive out of the trust's assets available for distribution to holders, after satisfaction of liabilities to the trust's creditors as provided by applicable law, an amount equal to, in the case of holders of HIGH TIDES, the aggregate liquidation amount of the HIGH TIDES plus accrued and unpaid distributions, to the date of payment (that amount being the "liquidation distribution"). If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the trust will pay the amounts directly payable by it on the HIGH TIDES on a pro rata basis. We, as the holder of the trust's common securities, will be entitled to receive distributions upon any liquidation on a pro rata basis with you, except that if an event of default under the debentures has occurred and is continuing, the HIGH TIDES will have a priority over the trust's common securities with respect to any of those distributions. See "--Subordination of Common Securities."

    If we do not redeem the debentures prior to maturity, the trust is not dissolved and liquidated and the debentures are not distributed to you and the holders of the trust's common securities, the HIGH TIDES will remain outstanding until the repayment of the debentures at their final stated maturity and the distribution of the liquidation distribution to you.

    On and after the liquidation date fixed for any distribution of debentures to you and the holders of the trust's common securities:

    - the trust will no longer deem the HIGH TIDES to be outstanding;

    - DTC or its nominee, as the record holder of the HIGH TIDES, will receive a registered global certificate or certificates representing the debentures to be delivered upon the distribution with respect to HIGH TIDES held by DTC or its nominee; and

    - the trust will deem any certificates representing HIGH TIDES not held by DTC or its nominee to represent debentures having a principal amount equal to the liquidation amount of the HIGH TIDES and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the HIGH TIDES until those certificates are presented to us or our agent for cancellation, whereupon we will issue to the holder, and the debenture trustee will authenticate, a certificate representing the debentures.

    We cannot assure you as to the market prices for the HIGH TIDES or the debentures that you may receive in exchange for the HIGH TIDES and/or the trust's common securities if a dissolution and liquidation of the trust were to occur. Accordingly, the HIGH TIDES that you may purchase, or the debentures that you may receive on dissolution and liquidation of the trust, may trade at a discount to the price that you originally paid to purchase the HIGH TIDES.

    SUBORDINATION OF COMMON SECURITIES

    Payment of distributions on, and the redemption price of, the HIGH TIDES and the trust's common securities generally shall be made on a pro rata basis to the holders of HIGH TIDES and the trust's common securities. The trust will base those payments on the liquidation amount of the HIGH TIDES and the trust's common securities. If on any distribution date or redemption date any event of default under the indenture has occurred and is continuing or an event of default under the declaration of trust has occurred and is continuing, then the trust will not pay any distribution on, or applicable redemption price of, any of the trust's common securities, and the trust will not make any other payment on account of the redemption, liquidation or other acquisition of the trust's common securities, unless:

    - all accrued and unpaid distributions on all of the outstanding HIGH TIDES are paid in cash for all distribution periods ending on or prior to any payment on the common securities, or

    - in the case of payment of the applicable redemption price, the full amount of the redemption price on all of the outstanding HIGH TIDES then called for redemption shall have been paid or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or the applicable redemption price of, the HIGH TIDES then due and payable.

    If an event of default occurs under the declaration of trust resulting from an event of default under the indenture, the trust will deem us, as holder of the trust's common securities, to have waived any right to act with respect to any event of default under the declaration of trust until the effect of all events of default with respect to the HIGH TIDES have been cured, waived or otherwise eliminated. Until all events of default under the declaration of trust with respect to the HIGH TIDES have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on our behalf as holder of the trust's common securities, and only you will have the right to direct the property trustee to act on your behalf.

    EVENTS OF DEFAULT; NOTICE

    Any one of the following events constitutes an "event of default" under the declaration of trust (whatever the reason for the event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    - the occurrence of an event of default under the indenture (see "Description of Convertible Senior Subordinated Debentures--Debenture Events of Default");

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
    - the trust's default in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days (subject to the deferral of any due date in the case of a deferral period);

    - the trust's default in the payment of any redemption price of any HIGH TIDES or common security of the trust when it becomes due and payable;

    - default in the performance, or breach, in any material respect, of any covenant or warranty of the declaration trustees in the declaration of trust (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in the second or third bullet points above), and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation amount of the outstanding HIGH TIDES have given, by registered or certified mail, to the defaulting trustee or trustees a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the declaration of trust; or

    - the occurrence of a bankruptcy or insolvency with respect to the property trustee and the failure by us to appoint a successor property trustee within 60 days of those events.

    Within ten business days after the occurrence of any payment event of default actually known to the property trustee, the property trustee will transmit notice of the payment event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. Titan, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we and they are in compliance with all the conditions and covenants applicable to us and them under the declaration of trust.

    If an event of default under the indenture or an event of default under the declaration of trust has occurred and is continuing, the HIGH TIDES will have a preference over the trust's common securities. See "--Liquidation of the Trust and Distribution of Convertible Senior Subordinated Debentures" and "--Subordination of Common Securities."

    REMOVAL OF TRUSTEES

    Unless an event of default under the indenture has occurred and is continuing, we, as the holder of the trust's common securities, may remove any declaration trustee, other than a special trustee, at any time. If an event of default under the indenture has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding HIGH TIDES may remove the property trustee and the Delaware statutory trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the trust's common securities. No resignation or removal of the Delaware statutory trustee or the property trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the declaration of trust.

    MERGER OR CONSOLIDATION OF TRUSTEES

    Any successor to the property trustee or the Delaware trustee by merger, conversion or consolidation or which otherwise succeeds to that trustee's corporate trust business will take the place of that trustee under the declaration of trust if the successor otherwise is qualified and eligible.

    MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

    The trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the declaration of trust. The trust may, with the consent of the administrative trustees but without your consent and the consent of the property trustee or the Delaware statutory trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

    - the successor entity either (1) expressly assumes all of the trust's obligations with respect to the HIGH TIDES or (2) substitutes for the HIGH TIDES other successor securities having substantially the same terms as the HIGH TIDES so long as the successor securities rank the same as the HIGH TIDES rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

    - we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the debentures;

    - the successor securities are listed or traded, or any successor securities will be listed or traded upon notification of issuance, on any national securities exchange, national automated quotation system or other organization on which the HIGH TIDES are then listed or traded, if any;

    - the transaction does not cause the HIGH TIDES, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

    - the transaction does not adversely affect the rights, preferences and privileges of the holders of the HIGH TIDES, including any successor securities, in any material respect;

    - the successor entity has a purpose substantially identical and limited to the purpose of the trust;

    - prior to the transaction, we receive an opinion from independent counsel to the trust experienced in such matters to the effect that:

       - the transaction does not adversely affect the limited liability of the holders of the HIGH TIDES and common securities, including any successor securities;

       - following the transaction neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

       - following the transaction, the trust or the successor entity will continue to be treated as a grantor trust for U.S. federal income tax purposes.

    - we or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee relating to the HIGH TIDES; and

    - the transaction is not a taxable event for you.

    Notwithstanding the general provisions described above, the trust will not, except with the consent of holders of 100% in aggregate liquidation amount of the HIGH TIDES and the trust's common securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the transaction would cause the trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

    VOTING RIGHTS; AMENDMENT OF THE DECLARATION

    The holders of HIGH TIDES have only the voting rights described below and under "Description of the Guarantee--Amendments and Assignment" plus any voting rights required by law and the declaration of trust.

    In addition to your rights with respect to the enforcement of payments by us to the trust of principal of or interest on the debentures as described under "Description of Convertible Senior Subordinated Debentures--Debenture Events of Default," if either of the following events occurs:

    - an event of default under the indenture occurs and is continuing; or

    - we default under the guarantee with respect to the HIGH TIDES;

    then the holders of the HIGH TIDES, acting as a single class, will be entitled by a vote of a majority in aggregate stated liquidation amount of the outstanding HIGH TIDES to appoint a special trustee which shall be called an appointment event. Any holder of HIGH TIDES, other than Titan or any of our affiliates, will be entitled to nominate any person to be appointed as special trustee. Not later than 30 days after the right to appoint a special trustee arises, the declaration trustees will convene a meeting of the holders of HIGH TIDES for the purpose of appointing a special trustee. If the declaration trustees fail to convene that meeting within the 30-day period, the holders of not less than 10% of the aggregate stated liquidation amount of the outstanding HIGH TIDES will be entitled to convene the meeting. The provisions of the declaration of trust relating to the convening and conduct of the meetings of the holders will apply with respect to the meeting. Any special trustee so appointed will cease to be a special trustee if the appointment event pursuant to which the special trustee was appointed and all other appointment events cease to be continuing. Notwithstanding the appointment of any special trustee, we will retain all rights under the indenture, including the right to defer payments of interest by extending the interest payment period as described under "Description of Convertible Senior Subordinated Debentures--Option to Extend Interest Payment Date." If such an extension occurs, there will be no event of default under the indenture and, consequently, no event of default for failure to make any scheduled interest payment during the deferral period on the date originally scheduled.

    We, along with the property trustee and the administrative trustees, may amend the declaration of trust from time to time without your consent:

    - to cure any ambiguity;

    - to correct or supplement any provision in the declaration of trust that may be inconsistent with any other provision;

    - to make any other provisions with respect to ministerial matters or questions arising under the declaration of trust, which will not be inconsistent with the other provisions of the declaration of trust; or

    - to modify, eliminate or add to any provisions of the declaration of trust if necessary to ensure that the trust will not be taxable as a corporation or will be classified for U.S. federal income tax purposes as a grantor trust at all times that any HIGH TIDES or the trust's common securities are outstanding or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

    However, no such action may be taken in connection with the first three bullet clauses above unless the action will not adversely affect in any material respect the interests of any holder of HIGH TIDES or the trust's common securities. Any amendments of the declaration of trust will become effective when notice of the amendment is given to you and the holders of the trust's common securities.

    We, along with the property trustee and the administrative trustees, may amend the declaration of trust with:

    - the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding HIGH TIDES; and

    - receipt by the declaration trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for U.S. federal income tax purposes or the trust's exemption from status as an investment company under the Investment Company Act.

    In addition, without the consent of each holder of HIGH TIDES and the trust's common securities, no amendment may:

    - change the amount or timing of any distribution on the HIGH TIDES or the trust's common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the HIGH TIDES or the trust's common securities as of a specified date; or

    - restrict the right of a holder of HIGH TIDES or the trust's common securities to institute suit for the enforcement of any payment on or after such date.

    So long as any debentures are held by the trust, the declaration trustees will not:

    - direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or execute any trust or power conferred on the property trustee with respect to the debentures;

    - waive any past default that is waivable under the indenture governing the debentures;

    - exercise any right to rescind or annul a declaration that the principal of all the debentures is due and payable; or

    - give a required consent to any amendment, modification or termination of the indenture or the debentures;

unless, in each case, they first obtain the approval of the holders of a majority in aggregate liquidation amount of all outstanding HIGH TIDES. When the indenture requires the consent of each holder of debentures, the property trustee cannot give its consent without the prior consent of each holder of the HIGH TIDES.

    The declaration trustees will not revoke any action previously authorized or approved by a vote of the holders of the HIGH TIDES except by subsequent vote of those holders. The property trustee will notify each holder of HIGH TIDES of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of the holders of the HIGH TIDES, prior to taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in those matters to the effect that the action will not affect the trust's status as a grantor trust for U.S. federal income tax purposes on account of the action.

    Any required approval of holders of HIGH TIDES may be given either at a properly convened meeting of those holders or by a written consent without prior notice. The administrative trustees must notify holders of HIGH TIDES of any meeting.

    Neither your vote nor your consent is required for the trust to redeem and cancel or remarket the HIGH TIDES in accordance with the declaration of trust or to distribute the debentures in accordance with the declaration of trust and the terms of the HIGH TIDES and the trust's common securities.

    Notwithstanding that you are entitled to vote or consent under any of the circumstances described above, any of the HIGH TIDES that are owned by us, the declaration trustees or any affiliate of Titan or any declaration trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

    EXPENSES AND TAXES

    We will pay all of the costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any HIGH TIDES or common securities the amounts due to the holders under the terms of those securities.

    FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

    The HIGH TIDES were issued in the form of one fully registered global HIGH TIDES certificate. The global HIGH TIDES certificate was deposited upon issuance with the property trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    Except as set forth below, the global HIGH TIDES certificate may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global HIGH TIDES certificate may not be exchanged for HIGH TIDES in certificated form except in the limited circumstances described below. See "--Certificated HIGH TIDES." In addition, a transfer of beneficial interests in the global HIGH TIDES certificate will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time.

    DEPOSITARY PROCEDURES

    DTC has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants. DTC has also advised us and the trust that, pursuant to procedures established by it:

    - upon deposit of the global HIGH TIDES certificate, DTC credited the accounts of participants designated by Credit Suisse First Boston with portions of the principal amount of the global HIGH TIDES certificate; and

    - ownership of such interests in the global HIGH TIDES certificate will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC, with respect to the participants, or by the participants and the indirect participants, with respect to other owners of beneficial interests in the global HIGH TIDES certificate.

    Investors in the global HIGH TIDES certificate may hold their interests in the global HIGH TIDES certificate directly through DTC, if they are participants in DTC, or indirectly through organizations which are participants in DTC's system. All interests in the global HIGH TIDES certificate will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of certain securities, such as the HIGH TIDES, that they own.

    Consequently, the ability to transfer beneficial interests in the global HIGH TIDES certificate to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global HIGH TIDES certificate to pledge those interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests. For certain other restrictions on the transferability of the HIGH TIDES, see "--Certificated HIGH TIDES."

    Except as described below, owners of beneficial interests in the global HIGH TIDES certificate will not be entitled to have HIGH TIDES registered in their names, and they will not receive or be entitled to receive physical delivery of HIGH TIDES in certificated form and will not be considered the registered owners or holders thereof under the declaration of trust for any purpose.

    Payments in respect of the global HIGH TIDES certificate registered in the name of DTC or its nominee will be payable by the property trustee to DTC or its nominee as the registered holder under the declaration of trust by wire transfer in immediately available funds on each distribution date. Under the terms of the declaration of trust, the property trustee will treat the persons in whose names the HIGH TIDES, including the global HIGH TIDES certificate, are registered as the owners of the global HIGH TIDES certificate for the purpose of receiving payments and for any and all other purposes.

    Consequently, neither the property trustee nor any agent of the property trustee has or will have any responsibility or liability for:

    - any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global HIGH TIDES certificate, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global HIGH TIDES certificate; or

    - any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

    DTC has advised us and the trust that its current practice, upon receipt of any payment in respect of securities such as the HIGH TIDES, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the global HIGH TIDES certificate, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on the payment date. Payments by the participants and the indirect participants to the beneficial owners of HIGH TIDES represented by a global HIGH TIDES certificate held through the participants will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the property trustee or the trust. Neither the trust nor the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the HIGH TIDES, and the trust and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Interests in the global HIGH TIDES certificate will trade and settle according to the rules and procedures of DTC and its participants. Transfers and settlements between participants in DTC will be effected in accordance with DTC's procedures.

    DTC has advised us and the trust that it will take any action permitted to be taken by you, including the presentation of HIGH TIDES for exchange as described below, only at the direction of one or more participants to whose account with DTC interests in the global HIGH TIDES certificate are credited and only in respect of the portion of the aggregate liquidation amount of the HIGH TIDES represented by the global HIGH TIDES certificate as to which the participant or participants has or have given such direction. However, if there is an event of default under the declaration of trust, DTC reserves the right to exchange the global HIGH TIDES certificate for HIGH TIDES in certificated form and to distribute those HIGH TIDES to its participants.

    So long as DTC or its nominee is the registered owner of the global HIGH TIDES certificate, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the HIGH TIDES represented by the global HIGH TIDES certificate for all purposes under the declaration of trust.

    Neither DTC nor its nominee will consent or vote with respect to the HIGH TIDES. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of DTC or its nominee to those participants to whose accounts the HIGH TIDES are credited on the record date (identified in a listing attached to the omnibus proxy).

    The information in this section concerning DTC and its book-entry system has been obtained from sources that we and the trust believe to be reliable, but neither we nor the trust takes responsibility for the accuracy of the information.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global HIGH TIDES certificate among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither the trust nor the property trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    CERTIFICATED HIGH TIDES

    The HIGH TIDES represented by the global HIGH TIDES certificate will be exchangeable for certificated HIGH TIDES in definitive form of like tenor as the HIGH TIDES in denominations of U.S. $50 and integral multiples of $50 if:

    - DTC notifies us or the trust that it is unwilling or unable to continue as depositary for the global HIGH TIDES certificate, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

    - we or the administrative trustees in our or their sole discretion at any time determine that the global HIGH TIDES certificate shall be so exchangeable; or

    - an event of default under the declaration of trust has occurred and is continuing.

    Any of the HIGH TIDES that are exchangeable pursuant to the preceding sentence are exchangeable for certificated HIGH TIDES issuable in authorized denominations and registered in the names as DTC directs. Subject to the foregoing, the global HIGH TIDES certificate is not exchangeable, except for a global HIGH TIDES certificate of the same aggregate denomination to be registered in the name of DTC or its nominee.

    PAYMENT AND PAYING AGENCY

    Payments in respect of the HIGH TIDES held in global form will be made to DTC. DTC will make payments on the HIGH TIDES by crediting the relevant account at DTC on the applicable distribution dates. If any HIGH TIDES are not held by DTC, then the paying agent will mail checks to the registered holders at their addresses as shown on its register. The paying agent will initially be the property trustee. The paying agent may resign as paying agent upon 30 days' written notice to the property trustee, the administrative trustees and us. If the property trustee resigns as paying agent, the administrative trustees will appoint another entity to act as paying agent.

    The property trustee has informed the trust that so long as it serves as paying agent for the HIGH TIDES, it anticipates that information regarding distributions on the HIGH TIDES, including payment date, record date and redemption information, will be made available through Wilmington Trust Company, care of Corporate Trust Administration, 1100 North Market Street, Wilmington, DE 19890.

    REGISTRAR AND CONVERSION AGENT

    The property trustee will act as the initial paying agent, registrar and conversion agent for the HIGH TIDES.

    The administrative trustees may designate additional or substitute paying agents and registrars at any time. Registration of transfers of certificated HIGH TIDES will be effected without charge by or on behalf of the trust, but upon payment (with the giving of such indemnity as the administrative trustees may require) in respect of any tax or other government charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register the transfer or exchange of certificated HIGH TIDES during the period beginning at the opening of business 15 days before any selection of certificated HIGH TIDES to be redeemed and ending at the close of business on the day of that selection or register the transfer or exchange of any certificated HIGH TIDES, or portion thereof, called for redemption.

    INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The property trustee, other than during the occurrence and continuance of an event of default, is required to perform only the duties that are specifically set forth in the declaration of trust. During the existence of an event of default, the property trustee is required to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee has no obligation to exercise any of its powers under the declaration of trust at the request of any holder of HIGH TIDES or the trust's common securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so.

    MISCELLANEOUS

    The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

    - the trust will not be deemed to be an investment company required to be registered under the Investment Company Act or classified as an association taxable as a corporation or partnership for U.S. federal income tax purposes;

    - would cause the trust to be classified for U.S. federal income tax purposes as a grantor trust; and

    - the debentures will be treated as Titan's indebtedness for United States federal income tax purposes.

    The administrative trustees are authorized to take any lawful action consistent with the trust's certificate of trust and the declaration of trust, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as their actions do not materially adversely affect the interests of the holders of the HIGH TIDES or the trust's common securities.

    You and the holders of the trust's common securities have no preemptive or similar rights.

    The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

    GOVERNING LAW

    The declaration of trust and the HIGH TIDES are governed by and construed in accordance with the laws of the State of Delaware.

           DESCRIPTION OF CONVERTIBLE SENIOR SUBORDINATED DEBENTURES

    We issued convertible senior subordinated debentures under an indenture between us and Wilmington Trust Company, as debenture trustee. The indenture has been qualified under and will be subject to and governed by the Trust Indenture Act. This summary of certain terms and provisions of the debentures and the indenture is not complete. For a complete description of the debentures, we encourage you to read the indenture. Unless the context requires otherwise, "Titan," "we," "us," "our" or similar terms in this section refer solely to The Titan Corporation and not the trust or any of our other consolidated subsidiaries.

    GENERAL

    Concurrently with the issuance of the HIGH TIDES and the trust's common securities, the trust invested the proceeds from issuing those securities in our 5 3/4% Convertible Senior Subordinated Debentures due February 15, 2030. Interest commenced to accrue on the debentures from the date of their original issuance, at the applicable rate of the principal amount thereof. Subject to the deferral rights described below and our right to set special record dates for payment of defaulted interest, the trust will make those payments quarterly in arrears on each February 15, May 15, August 15 and November 15, commencing
May 15, 2000 to the person in whose name each debenture is registered, at the close of business on the first day of the month of the applicable interest payment date. The first day of the month of any interest payment date shall be the record date for such interest payment date.

    If the reset date is prior to the record date for the immediately following interest payment date, then interest and additional amounts, if any, accrued from and after the reset date to but excluding the immediately following interest payment date shall be paid on such interest payment date to the person in whose name each debenture is registered on the relevant record date, subject to our right to initiate a deferral period. If the reset date is on or after the record date for the immediately following interest payment date, then
(1) interest and additional amounts, if any, accrued from and after the record date to but excluding the reset date shall be paid on the immediately following interest payment date to the person in whose name each debenture is registered on the relevant record date and (2) interest and additional amounts, if any, accrued from and after the reset date to but excluding the immediately following interest payment date shall be paid on the second interest payment date immediately following the reset date to the person in whose name each debenture is registered on the relevant record date for such second interest payment date, subject in each case to our right to initiate a deferral period. The applicable rate will be 5 3/4% per annum from the date of original issuance of the HIGH TIDES to, but excluding, the reset date. From the reset date, the applicable rate will be the term rate established by the remarketing agent to be effective on the reset date.

    We anticipate that, until the dissolution and liquidation of the trust, each debenture will be registered in the name of the property trustee and held by the property trustee for the benefit of the holders of the HIGH TIDES and the trust's common securities. The amount of interest payable for any period will be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

    If any interest payment date is not a business day, then payment will be made on the next succeeding business day, except if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day. No additional interest or other payment will accrue because of this change in the payment date. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount of interest that is not paid (to the extent permitted by law), compounded quarterly from the relevant interest payment date. The term "interest" as used herein will include quarterly payments, interest on quarterly interest payments not paid on the applicable interest payment date and additional amounts described in "--Additional Amounts."

    If the trust distributes the debentures to you, the description of the remarketing of the HIGH TIDES and your conversion rights in this prospectus will apply, with such changes as are necessary, to the remarketing or conversion of the debentures. See "The Remarketing" and "Description of HIGH TIDES--Conversion Rights."

    Unless we previously redeem or repurchase the debentures in accordance with the indenture, they will mature on February 15, 2030. See
"--Redemption--Repayment at Maturity; Redemption of Convertible Senior Subordinated Debentures."

    The debentures will be unsecured and will rank junior and subordinate in right of payment to all of our Secured Debt. Our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the HIGH TIDES to benefit indirectly from the distribution) is subject to the prior claims of creditors of the subsidiary, except to the extent that we may ourselves be recognized as a creditor of the subsidiary. Accordingly, the debentures will be subordinated to all of our Secured Debt and effectively subordinated to all existing and future liabilities of our subsidiaries. Our subsidiaries are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amounts due on the debentures, the HIGH TIDES or the guarantee of the HIGH TIDES. Therefore, holders of debentures should look only to our assets for payments on the debentures. The indenture governing the debentures does not limit the incurrence or issuance of other secured or unsecured debt of Titan, whether under the indenture, our existing credit agreement, or any other existing agreement or other indenture or any other debt instrument or agreement that we may enter into in the future or otherwise. See "Risk Factors--Risks Relating to the HIGH TIDES" and "--Subordination."

    OPTION TO EXTEND INTEREST PAYMENT DATE

    If we are not in default under the indenture governing the debentures, we have the right to defer the payment of interest on the debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period. We may not, however, defer the payment of interest beyond (1) the maturity of the debentures whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise and
(2) in the case of a deferral period beginning prior to the reset date, the reset date. At the end of a deferral period, we must pay all interest then accrued and unpaid on the debentures (together with interest thereon accrued at an annual rate equal to the applicable rate compounded quarterly from the relevant interest payment date, to the extent permitted by applicable law). During a deferral period and for so long as the debentures remain outstanding, interest will continue to accrue and holders of debentures, and holders of the HIGH TIDES while HIGH TIDES are outstanding, will be required to accrue interest income in the form of original issue discount for U.S. federal income tax purposes. See "Certain United States Federal Income Tax Consequences--Interest Income."

    During any deferral period, we may not:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (which includes common and preferred stock) other than stock dividends paid by us which consist of stock of the same class as that on which the dividend is being paid;

    - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank PARI PASSU with or junior in interest to the debentures; or

    - make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee expressly ranks pari passu with or junior in interest to the debentures, other than, in each case as applicable:

       - dividends or distributions in our capital stock;

       - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under a stockholders' right plan in the future, or the redemption or repurchase of any rights pursuant thereto;

       - payments under the guarantee of the HIGH TIDES or the trust's common securities;

       - purchases or acquisitions of shares of our common stock in connection with the satisfaction by us of our obligations under any employee benefit plan or the exercise of any repurchase rights under any employee benefit plan or any other contractual obligation, other than a contractual obligation ranking expressly by its terms PARI PASSU with or junior to the debentures;

       - the purchase of fractional shares resulting from a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; or

       - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

    A deferral period will terminate upon the payment by us of all interest then accrued and unpaid on the debentures, together with interest accrued thereon at an annual rate equal to the applicable rate, compounded quarterly, to the extent permitted by applicable law. Prior to the termination of any deferral period, we may further extend the deferral period. However, the further deferral cannot cause the deferral period to exceed 20 consecutive quarters or to extend beyond
(1) the maturity of the debentures whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise and (2) in the case of a deferral period beginning prior to the reset date, the reset date. Upon the termination of any deferral period, and subject to the foregoing limitations, we may elect to begin a new deferral period. We need not pay any interest during a deferral period, except at the end of the deferral period. We must give the property trustee and the debenture trustee notice of our election of any deferral period at least ten days prior to the record date for the distributions on the HIGH TIDES that would have been payable except for the election to begin or extend the deferral period. The debenture trustee will give notice of our election to begin or extend a new deferral period to the holders of the debentures. There is no limitation on the number of times that we may elect to begin a deferral period.

    We have no current intention of exercising our right to defer payments of interest on the debentures.

    REDEMPTION

    REPAYMENT AT MATURITY; REDEMPTION OF CONVERTIBLE SENIOR SUBORDINATED
     DEBENTURES.

    We must repay the debentures at their stated maturity on February 15, 2030 unless earlier redeemed. The circumstances in which we may, or we are required to, redeem the debentures prior to their stated maturity are described below. Upon the repayment in full at maturity or redemption, in whole or in part, of the debentures, other than following the distribution of the debentures to the holders of the HIGH TIDES and the trust's common securities, the trust will concurrently apply the proceeds from the repayment or redemption to redeem, at the applicable redemption price, a like amount of HIGH TIDES and its common securities. See "Description of HIGH TIDES--Mandatory Redemption."

    OPTIONAL REDEMPTION

    We will have the right to redeem the debentures (1) in whole or in part, at any time on or after February 20, 2003 until, but excluding, the tender notification date, upon not less than 20 nor more than 60 days' notice, at a redemption price as set forth below, equal to the following prices per $50 principal amount of debentures plus any accrued but unpaid interest on the portion being redeemed, if redeemed during the 12 month period up to but excluding
February 20:

                            PRICE PER $50
                              PRINCIPAL
PERIOD                         AMOUNT
------                      -------------
2004......................     $50.72
2005......................     $50.00

(2) after the reset date (except in the event of a failed final remarketing), in accordance with the term call protections, if any, established in the remarketing; and (3) in whole or in part, at any time on or after the third anniversary of the reset date following a failed final remarketing at a redemption price equal to 100% of the then outstanding aggregate principal amount of the debentures to be redeemed, plus any accrued and unpaid interest on the portion being redeemed. The term "term redemption price" means any redemption price established in the remarketing. The initial redemption price and the term redemption price are each referred to as an optional redemption price. The remarketing agent will establish term call protections, if any, in the remarketing that when taken together with the term rate and the term conversion ratio and price, if any, result in a price per HIGH TIDES equal to 101% of the liquidation amount thereof. However, we may not, at any time, redeem the debentures for a price less than the aggregate principal amount thereof plus any accrued and unpaid interest thereon.

    In the event of any redemption in part, we will not be required to:

    - issue, register the transfer of or exchange any debenture during a period beginning at the opening of business 15 days before the date of mailing of a notice of redemption of debentures selected for redemption and ending at the close of business on the day of such mailing; and

    - register the transfer of or exchange any debentures so selected for redemption, in whole or in part, except the unredeemed portion of any debenture being redeemed in part.

    In no event will we optionally redeem the debentures during a deferral period. Accordingly, prior to optionally redeeming the debentures, all interest accrued and unpaid (together, in the case of a deferral period, with interest thereon, to the extent permitted by law) to the interest payment date immediately preceding the optional redemption date will be paid in full.

    TAX EVENT REDEMPTION

    We may also, under limited circumstances within 90 days of the occurrence and continuation of tax event, redeem the debentures in whole, but not in part, at the aggregate principal amount of the debentures, plus any accrued and unpaid interest. See "Description of HIGH TIDES--Tax Event or Investment Company Event Redemption or Distribution."

    If we are permitted to consummate a tax event redemption and we desire to do so, we must cause a notice to be mailed to each holder of HIGH TIDES and each holder of debentures at least 30 days but not more than 60 days before the redemption date. In the event of a tax event redemption, you may convert your HIGH TIDES, or debentures, if applicable, called for redemption into our common stock at the applicable conversion ratio prior to 5:00 p.m., New York City time, on the applicable redemption date.

    ADDITIONAL AMOUNTS

    If (A) the property trustee is the sole holder of all the debentures and
(B) the trust is required to pay additional sums equal to any additional taxes, duties, assessments or other governmental charges as a result of a tax event, we will pay as additional amounts on the debentures those amounts as required so that the distributions payable by the trust in respect of the HIGH TIDES and its common securities will not be reduced as a result of any of those additional sums.

    RESTRICTIONS ON PAYMENTS

    If (A) there has occurred and is continuing an event of default under the indenture, (B) we are in default with respect to our payment of any obligations under the guarantee of the HIGH TIDES or (C) we have given notice of our election of a deferral period as provided in the indenture and have not rescinded that notice, or the deferral period is continuing, we will not:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (which includes common and preferred stock) other than stock dividends paid by us which consist of stock of the same class as that on which the dividend is being paid;

    - make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities that rank PARI PASSU with or junior in interest to the debentures; or

    - make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if such guarantee expressly ranks PARI PASSU with or junior in interest to the debentures in each case, other than, in each case as applicable:

       - dividends or distributions in our common stock;

       - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under a stockholders' rights plan in the future, or the redemption or repurchase of any rights pursuant thereto;

       - payments under the guarantee of the HIGH TIDES;

       - purchases or acquisitions of shares of our common stock in connection with the satisfaction by us of our obligations under any employee benefit plan or any other contractual obligation, other than a contractual obligation ranking expressly by its terms PARI PASSU with or junior in interest to the debentures;

       - the purchase of fractional shares resulting from a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; or

       - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

    MODIFICATION OF INDENTURE

    We and the debenture trustee may amend the indenture from time to time without the consent of the holders of debentures for several reasons, including
(1) to cure ambiguities, defects or inconsistencies, if such action does not materially adversely affect the interest of the holders of debentures or the holders of the HIGH TIDES so long as they remain outstanding; or (2) to qualify or maintain the qualification of, the indenture under the Trust Indenture Act.

    We and the debenture trustee may amend the indenture in other respects with the consent of the holders representing not less than a majority in principal amount of debentures. However, without the consent of each holder of the outstanding debentures as affected, no amendment may:

    - change the reset date or any date specified in the indenture on which interest on, or the principal, together with any accrued and unpaid interest, of the debentures is due and payable or the stated maturity of the debentures;

    - reduce the principal amount of the debentures;

    - reduce the rate or extend the time of payment of interest on the debentures;

    - reduce the percentage of principal amount of outstanding debentures the consent of whose holders is required to amend, waive or supplement the indenture; or

    - have certain other effects as set forth in the indenture.

    DEBENTURE EVENTS OF DEFAULT

    Each of the following is an event of default with respect to the debentures:

    - failure for 30 days to pay any interest on the debentures when due, except in the case of permitted deferrals during a deferral period;

    - failure to pay any principal or premium, if any, on the debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise;

    - our continued failure for 60 days to observe or perform, in any material respect, certain other covenants contained in the indenture after written notice to us from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the debentures;

    - failure to issue and deliver shares of our common stock upon an election by a holder of debentures to convert its debentures;

    - certain events of bankruptcy, insolvency or reorganization of Titan or any of its significant subsidiaries; or

    - the voluntary or involuntary dissolution, winding-up or termination of the trust, except in connection with the distribution of the debentures to the holders of HIGH TIDES and the trust's common securities in liquidation of the trust, the redemption of all of the HIGH TIDES and the trust's common securities or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust.

    The holders of a majority in aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the debentures may declare the principal due and payable immediately upon an event of default described above. If the debenture trustee or the holders of debentures fail to make the declaration, the holders of at least 25% in aggregate liquidation amount of the HIGH TIDES will have the right to make the declaration. The holders of a majority in aggregate outstanding principal amount of the debentures may annul the declaration and waive the default if the default (other than the non-payment of the principal of the debentures which has become due solely by the acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee. If the holders of debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the HIGH TIDES will have the right to make a declaration and waive the default.

    The holders of a majority in aggregate outstanding principal amount of the debentures affected may, on behalf of the holders of all the debentures, waive any past default, except:

    - a default in the payment of principal of or premium, if any, or interest on the debentures unless we have cured the default and deposited with the debenture trustee an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration; or

    - a default under a provision under the indenture that cannot be modified or amended without the consent of the holder of each outstanding debenture.

    We are required to file annually with the debenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

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    If an event of default under the indenture exists and the property trustee holds the debentures, then the property trustee has the right to declare the principal of and the interest on the debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the debentures.

    ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF HIGH TIDES

    If an event of default under the indenture exists and the event is attributable to our failure to pay interest or principal on the debentures on the date the interest or principal is due, you may institute a direct action against us for payment. We may not amend the indenture to remove the foregoing right to bring a direct action against us unless we have received the prior written consent of the holders of all of the HIGH TIDES. If the right to bring a direct action against us is removed, the trust may become subject to the reporting obligations under the Exchange Act. Our payment to a holder of HIGH TIDES in connection with a direct action will not affect our obligation to pay the principal of and interest on the debentures. We will be subrogated to the rights of the holder of the HIGH TIDES with respect to payments on the HIGH TIDES to the extent of any payments made by us to the holder in any direct action.

    You will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the debentures unless there was an event of default under the declaration of trust. See "Description of HIGH TIDES--Events of Default; Notice."

    CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    We may not merge, consolidate, transfer or lease our properties and assets substantially as an entirety to any person other than a wholly owned subsidiary, and no person may merge, consolidate, or transfer or lease its properties and assets substantially as an entirety to us, unless:

    - in case we consolidate with or merge with or into another person or convey, transfer or lease our properties and assets substantially as an entirety to any person other than a wholly owned subsidiary, the successor person is organized and validly existing under the laws of the United States or any state of the United States or the District of Columbia, and the successor person expressly assumes our obligations on the debentures issued under the indenture and provides for conversion rights in accordance with the indenture;

    - immediately after giving effect to the transaction, no event of default under the debentures and no event which, after notice or lapse of time or both, would become an event of default under the debentures, exists;

    - if at the time any HIGH TIDES are outstanding, the transaction is permitted under the declaration of trust and the guarantee relating to the HIGH TIDES, and does not give rise to any breach or violation of the declaration of trust or the guarantee; and

    - certain other conditions as prescribed in the indenture are met.

    The general provisions of the indenture do not afford holders of the debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debentures.

    SUBORDINATION

    All debentures issued under the indenture will be subordinate and junior in right of payment only to all of our Secured Debt. Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings relating to Titan, the holders of any of our Secured Debt will first be entitled to receive payment of that debt in full before the holders of debentures, or the property trustee (or

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any other person or entity) on behalf of the holders, will be entitled to receive or retain any payment or distribution in respect of the debentures.

    If the maturity of the debentures is accelerated, the holders of any of our Secured Debt outstanding at the time of the acceleration will first be entitled to receive payment of that debt in full (including any amounts due upon acceleration) before the holders of the debentures will be entitled to receive or retain any payment or distribution in respect of the debentures.

    In the event that:

    - we default in the payment of any principal of, premium, if any, interest on, or any other amount with respect to, any of our Secured Debt when the same becomes due and payable (a "payment default"), whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise; and

    - such payment default continues beyond the period of grace, if any, specified in the instrument evidencing such debt;

then, unless and until the default is cured or waived or ceases to exist or any of our Secured Debt is paid in full, no direct or indirect payment or distribution (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for or in respect of the debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the debentures. We will also not be permitted to make or agree to make any such payment or distribution if the maturity of any such debt has been accelerated because of a default.

    The term "Credit Agreement" means the Senior Secured Credit Agreement dated as of February 23, 2000, among us, as the borrower, the various financial institutions from time to time that are parties thereto, as lenders, Credit Suisse First Boston Corporation, as lead arranger and administrative agent, First Union Securities, Inc., as co-arranger and syndication agent, and The Bank of Nova Scotia, as documentation agent, as amended, and any other secured debt facilities with banks or other institutional lenders providing for revolving credit loans, term loans, working capital loans or letters of credit, in each case, including any related notes, guarantees, collateral documents, swap arrangements, instruments and agreements entered into in connection therewith, and as such credit agreements and related documents may be amended, restated, supplemented, renewed, replaced, refinanced or otherwise modified from time to time whether or not with the same agent, lender or group of lenders and whether with the same borrowers or guarantors.

    The term "Secured Debt" means (1) Debt under the Credit Agreement and
(2) any other Debt that by its terms is secured by any lien, pledge, charge, encumbrance, mortgage, deed of trust, hypothecation, assignment or security interest with respect to assets having or intended to have a fair market value at the time of the grant thereof (in the judgment of the board of directors, our chief financial officer or other responsible agent or officer of Titan) equal to not less than the amount of such Debt.

    The term "Debt" means:

    - the principal of, and premium and interest, if any, on indebtedness for money borrowed;

    - purchase money and similar obligations;

    - obligations under capital leases;

    - guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of the indebtedness of others;

    - renewals, extensions and refunding of any indebtedness;

    - interest or obligations in respect of any indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

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
    - obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements.

    The indenture places no limitation on the amount of debt, including Secured Debt, that may be incurred by us. We expect from time to time to incur additional indebtedness constituting Secured Debt. At March 31, 2000, we had approximately $100.0 million of indebtedness under our Credit Agreement and not more than $14.4 million of additional Secured Debt. The indenture also places no limitation on the debt of our subsidiaries, which effectively ranks senior in right of payment to the debentures.

    REGISTRATION AND TRANSFER

    The debentures will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the HIGH TIDES and the trust's common securities. Until that time, the debentures will remain registered in the name of and held by the property trustee. If the debentures are distributed to holders of the HIGH TIDES and the trust's common securities, beneficial interests in the debentures will be shown on, and transfers of debentures will be effected only through, records maintained by participants in DTC. Except as described below, debentures in certificated form will not be issued in exchange for the global certificates.

    A global security will be exchangeable for debentures in certificated form registered in the names of persons other than Cede & Co. only if:

    - DTC notifies us that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as the depositary;

    - we, in our sole discretion, determine that the global security will be so exchangeable; or

    - there has occurred and is continuing an event of default under the indenture.

    In the case of debentures issued in certificated form, the transfer of the debentures will be registrable, and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount, at the corporate office of the debenture trustee in Wilmington, Delaware, or at the offices of any paying agent or transfer agent appointed by us, provided that payment of interest may be made at our option by check mailed to the address of the persons entitled thereto or by wire transfer.

    For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of HIGH TIDES--Depositary Procedures." If the debentures are distributed to the holders of the HIGH TIDES and the trust's common securities upon the trust's termination, the form, book-entry and transfer procedures with respect to the HIGH TIDES as described under "Description of HIGH TIDES--Depositary Procedures," will apply to the debentures with such changes to the details of the procedures as are necessary.

    PAYMENT AND PAYING AGENTS

    Payments on debentures held in global form will be made to DTC as the depositary for the debentures. In the case of debentures issued in certificated form, principal and interest payments on the debentures will be made at the office or agency we maintain for that purpose in New York, New York, in the coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. However, at our option, payment of interest may be made, except in the case of debentures that are held in global form, by check mailed to each registered holder or by wire transfer. Subject to our right to defer interest payments on the debentures, payment of any interest on the debentures will be made to the person in whose name the debentures are registered at the close of business on the record date for that interest payment date, except in the case of defaulted interest.

                                       55
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    GOVERNING LAW

    The indenture and the debentures are governed by and construed in accordance with the laws of the State of New York.

    INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The debenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities that it might incur by doing so. The debenture trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          DESCRIPTION OF THE GUARANTEE

    When the HIGH TIDES were originally issued, we executed and delivered a guarantee for the benefit of the holders of the HIGH TIDES. Wilmington Trust Company acts as guarantee trustee under the guarantee. The guarantee is qualified under the Trust Indenture Act. This summary of certain provisions of the guarantee is not complete. For a complete description of the guarantee, we encourage you to read the guarantee. The guarantee trustee holds the guarantee for the benefit of the holders of the HIGH TIDES. Unless the context requires otherwise, "Titan," "we," "us," "our" or similar terms in this section refer solely to The Titan Corporation and not the trust or any of our other consolidated subsidiaries.

    GENERAL

    Pursuant to the guarantee, we irrevocably agreed to make guarantee payments to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The guarantee covers the following payments with respect to the HIGH TIDES, to the extent not paid by or on behalf of the trust:

    - any accrued and unpaid distributions required to be paid on the HIGH TIDES, to the extent that the trust has funds on hand available at that time;

    - the applicable redemption price of any HIGH TIDES called for redemption, to the extent that the trust has funds on hand available at that time; and

    - upon a voluntary or involuntary dissolution, winding up or liquidation of the trust unless the debentures are distributed to you or all the HIGH TIDES are redeemed, the lesser of:

       - the liquidation distribution, to the extent the trust has funds available at that time; or

       - the amount of assets of the trust remaining available for distribution to you upon liquidation of the trust after satisfaction of liabilities to the trust's creditors as required by applicable law.

    Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to you or by causing the trust to pay those amounts to you.

    The guarantee is an irrevocable guarantee on a subordinated basis of the trust's obligations under the HIGH TIDES, but applies only to the extent that the trust has funds sufficient to make the required payments. If we do not make interest payments on the debentures held by the trust, the trust will not be able to pay distributions on the HIGH TIDES and will not have funds legally available for the distributions.

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
    The guarantee ranks subordinate and junior only in right of payment to all of our Secured Debt. In addition, our obligations under the guarantee are effectively subordinated to all existing and future liabilities of our subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us or by our subsidiaries.

    STATUS OF THE GUARANTEE

    The guarantee constitutes our unsecured obligation and ranks subordinate and junior only in right of payment to all of our Secured Debt in the same manner as the debentures.

    The guarantee constitutes a guarantee of payment and not of collection (i.e., you may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee is being held for your benefit. The guarantee will not be discharged except in the circumstances described under "--Termination of the Guarantee." The guarantee places no limitation on the amount of debt, including Secured Debt, that may be incurred by us. We expect from time to time to incur additional indebtedness constituting Secured Debt.

    AMENDMENTS AND ASSIGNMENT

    The guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding HIGH TIDES, except that no approval is required for changes that do not materially adversely affect your rights. The manner of obtaining such approval will be as set forth under "Description of HIGH TIDES--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the HIGH TIDES then outstanding.

    EVENTS OF DEFAULT

    We will be in default under the guarantee if we do not make required payments when due or if we fail to perform other obligations and we do not cure our failure to perform within 60 days after we receive notice of our failure. The holders of not less than a majority in aggregate liquidation amount of the HIGH TIDES have the right:

    - to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee; or

    - to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

    You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

    As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

    INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The guarantee trustee undertakes to perform only those duties as are specifically set forth in the guarantee, unless we are in default in performing the guarantee. When we are in default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the HIGH TIDES unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so.

                                       57
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    TERMINATION OF THE GUARANTEE

    The guarantee will terminate as to you upon:

    - full payment of the redemption price of the HIGH TIDES held by you and any accrued and unpaid distributions;

    - distribution of the debentures held by the trust to you;

    - full payment of amounts payable under the declaration of trust upon the trust's liquidation; or

    - distribution of our common stock to you in respect of the conversion of your HIGH TIDES into common stock.

    The guarantee will terminate completely upon full payment of the amounts payable in accordance with the declaration of trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the HIGH TIDES must restore payment of any sums paid under the HIGH TIDES or the guarantee.

    GOVERNING LAW

    The guarantee is governed by and construed in accordance with the laws of the State of New York.

               RELATIONSHIP AMONG THE HIGH TIDES, THE CONVERTIBLE
                SENIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    We have irrevocably guaranteed payments of distributions and other amounts due on the HIGH TIDES (to the extent the trust has funds available for the payment of those distributions) as and to the extent set forth under "Description of the Guarantee." Taken together, our obligations under the debentures, the indenture, the declaration of trust and the guarantee, including our obligation to pay the trust's costs, expenses and other liabilities (other than the trust's obligations to the holders of the HIGH TIDES and its common securities pursuant to the terms of those securities) provide in the aggregate, a full, irrevocable and unconditional guarantee of all of the trust's obligations under the HIGH TIDES. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the HIGH TIDES and its common securities.

    If and to the extent that we do not make payments on the debentures, the trust will not pay distributions or other amounts due on the HIGH TIDES. The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay those distributions. In that event, your remedy is to institute a direct action against us. Our obligations under the guarantee are subordinate and junior only in right of payment to all of our Secured Debt. Unless the context requires otherwise, "Titan," "we," "us," "our" or similar terms in this section refer solely to The Titan Corporation and not the trust or any of our other consolidated subsidiaries.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the debentures, the payments will be sufficient to cover distributions and other payments due on the HIGH TIDES. This is primarily because:

    - the aggregate principal amount or applicable redemption price of the debentures will be equal to the sum of the aggregate liquidation amount or applicable redemption price, as applicable, of the HIGH TIDES and the trust's common securities;

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    - the applicable rate and interest and other payment dates on the debentures will match the distribution rate and distributions and other payment dates for the HIGH TIDES;

    - we will pay for all of the trust's costs, expenses and liabilities except the trust's obligations to holders of HIGH TIDES and its common securities pursuant to the terms of those securities; and

    - the declaration of trust provides that the trust will not engage in any activity that is not consistent with the limited purposes of the declaration of trust.

    We have the right to set off any payment we are otherwise required to make under the indenture with and to the extent we have already made, or are concurrently on the date of that payment making, any payment under the guarantee used to satisfy the related payment of indebtedness under the indenture.

ENFORCEMENT RIGHTS OF HOLDERS OF HIGH TIDES

    You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

    A default or event of default under any Secured Debt would not constitute a default or event of default under the declaration of trust. However, in the event of payment and certain other defaults under, or acceleration of, Secured Debt, the subordination provisions of the indenture provide that no payments may be made in respect of the debentures until the Secured Debt has been paid in full or the payment or other default under any Secured Debt has been cured or waived. Failure to make required payments on debentures would constitute an event of default under the declaration of trust.

LIMITED PURPOSE OF THE TRUST

    The HIGH TIDES evidence an undivided beneficial ownership interest in the assets of the trust, and the trust exists for the sole purpose of issuing the HIGH TIDES and the trust's common securities and investing the proceeds of the HIGH TIDES and the trust's common securities in the debentures and engaging in only those other activities necessary, convenient or incidental to those purposes.

RIGHTS UPON DISSOLUTION

    Upon any voluntary or involuntary dissolution, winding-up or liquidation of the trust involving the liquidation of the debentures, after satisfaction of the liabilities of the creditors of the trust as required by applicable law, you and the holders of the trust's common securities will be entitled to receive, out of the trust's assets held, the liquidation distribution in cash. See "Description of HIGH TIDES--Liquidation of the Trust and Distribution of Convertible Senior Subordinated Debentures." If we become subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the debentures, would be one of our subordinated creditors. The property trustee would be subordinated in right of payment to all of our Secured Debt as set forth in the indenture, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. We are the guarantor under the guarantee and have agreed to pay for all of the trust's costs, expenses and liabilities other than the trust's obligations to the holders of its HIGH TIDES and common securities. Accordingly, in the event of our liquidation or bankruptcy, the positions of a holder of HIGH TIDES and a holder of debentures are expected to be substantially the same relative to our other creditors and to our stockholders.

                                       59
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                          DESCRIPTION OF CAPITAL STOCK

    Our authorized capital stock as of March 31, 2000 consisted of:

    - 100,000,000 shares of common stock, par value $.01 per share, of which 50,647,298 shares are issued and outstanding; and

    - 2,500,000 shares of preferred stock, par value $1.00 per share, of which 1,068,102 shares have been designated as $1.00 cumulative convertible preferred stock, of which 693,300 are issued and outstanding, and 250,000 shares have been designated as series A junior participating preferred stock, none of which is issued and outstanding.

    We have reserved for issuance under our 1990, 1994 and 1997 Stock Option Plans and our 1996 Directors' Stock Option and Equity Participation Plan a total of 3,125,000 shares of common stock of which 930,425 shares were covered by outstanding options as of March 31, 2000. We also had approximately
510,000 shares of common stock issued and outstanding as of March 31, 2000 under our Employee Stock Purchase Plan and approximately 900,000 shares of common stock issued and outstanding as of March 31, 2000 under our Employee Stock Ownership Plan.

    Our annual meeting of stockholders is scheduled for May 30, 2000. We are asking our stockholders to approve at that meeting an increase in our authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares and an increase in our authorized number of shares of preferred stock from 2,500,000 to 5,000,000 shares. If our stockholders approve the increase in our number of shares of preferred stock, we will increase the number of shares of our preferred stock that are designated as series A junior participating preferred stock from 250,000 to 1,000,000 shares. We are also asking our stockholders to approve at the annual meeting of stockholders our 2000 Employee and Director Stock Option and Incentive Plan and our 2000 Employee Stock Purchase Plan. We will reserve 4,000,000 shares of common stock under the 2000 Employee and Director Stock Option Plan and 1,500,000 shares of common stock under the 2000 Employee Stock Purchase Plan if those plans are approved.

    On March 24, 2000, we entered into an agreement to acquire AverStar, Inc. The aggregate number of shares of our common stock that we will issue in exchange for shares of AverStar common stock will be determined at the time of the acquisition according to a formula contained in the acquisition agreement. Based on the number of shares of AverStar common stock outstanding as of April 13, 2000, we will issue approximately 2,851,684 shares of our common stock in the acquisition. In addition, we will assume all outstanding options to purchase AverStar common stock, which will be converted into options to acquire shares of our common stock using the same exchange ratio which is applicable to AverStar common stock in the acquisition.

    The following summary describes the material terms of our capital stock and stockholder rights plan. The description of capital stock and stockholder rights plan is qualified by reference to our certificate of incorporation, as amended, bylaws and stockholder rights plan.

COMMON STOCK

    DIVIDENDS. Subject to the right of the holders of any class of preferred stock, holders of shares of our common stock are entitled to receive dividends that may be declared by our board of directors out of legally available funds. No dividend may be declared or paid in cash or property on any share of any class of common stock unless simultaneously the same dividend is declared or paid on each share of that and every other class of common stock; provided, that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of that class.

    VOTING RIGHTS. Holders of our common stock are entitled to one vote for each share held. Holders do not have cumulative voting rights.

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    LIQUIDATION RIGHTS.  Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment in full to creditors and holders of our preferred stock, if any.

    OTHER PROVISIONS. The holders of our common stock are not entitled to preemptive or similar rights.

PREFERRED STOCK

    We are currently authorized to issue 2,500,000 shares of preferred stock, par value $1.00 per share. Our board of directors, in its sole discretion, may designate and issue one or more series of preferred stock from our authorized and unissued shares of preferred stock. Subject to limitations imposed by law or our amended and restated articles of incorporation, the board of directors is empowered to determine:

    - the designation of and the number of shares constituting a series of preferred stock;

    - the dividend rate, if any, for the series;

    - the terms and conditions of any voting and conversion rights for the series, if any;

    - the number of directors, if any, which the series shall be entitled to elect;

    - the amounts payable on the series upon our liquidation, dissolution or winding-up;

    - the redemption prices and terms applicable to the series, if any; and

    - the preferences and relative rights among the series of preferred stock.

Theses rights, preferences, privileges and limitations of preferred stock could adversely affect the rights of holders of our common stock.

CUMULATIVE CONVERTIBLE PREFERRED STOCK

    DIVIDENDS. Each share of cumulative convertible preferred stock accrues dividends at the rate of $1.00 per share per annum.

    VOTING RIGHTS. Holders of our cumulative convertible preferred stock are entitled to one-third of one vote for each share held. Holders do not have cumulative voting rights.

    LIQUIDATION RIGHTS. Upon our liquidation, dissolution or winding-up, the holders of our cumulative convertible preferred stock are entitled to a liquidation preference of $20 per share plus any unpaid cumulative dividends before any distribution to holders of our common stock.

    CONVERSION RIGHTS. Each outstanding share of cumulative convertible preferred stock is convertible into our common stock, at the option of the holder, at a rate of two-thirds shares of common stock for each share of cumulative convertible preferred stock.

    REDEMPTION. Each share of cumulative convertible preferred stock is redeemable, but only at our option, at a redemption price of $20 per share plus any accrued and unpaid dividends.

    OTHER PROVISIONS. The holders of our cumulative convertible preferred stock are not entitled to preemptive or similar rights.

PREFERRED SHARE PURCHASE RIGHTS

    Each outstanding share of our common stock has or will have attached to it one preferred share purchase right, which we refer to as a right. Each right entitles the registered holder of common stock to purchase from us, upon the occurrence of specified events, one one-hundredth of a share of our series A junior participating preferred stock, which we refer to as the participating preferred shares, at a price of

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$42 per one one-hundredth of a participating preferred share, subject to adjustment. The terms of the rights are set forth in a rights agreement dated as of August 21, 1995 between us and American Stock Transfer and Trust Company, as rights agent.

    Until the distribution date described below, we will not issue separate certificates evidencing the rights. Until that date, the rights will be evidenced, with respect to any common stock certificate, by that common stock certificate. The rights will detach from the common stock and a distribution date will occur upon the earlier of the following dates:

    - subject to the exceptions described below, the tenth day following a public announcement that an "acquiring person," which, subject to the exceptions listed in the following sentence, includes a person or "group" of affiliated or associated persons, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, or

    - the tenth day following the commencement, or the first public announcement by any person or group of an intention to commence, a tender offer or exchange offer that would result in beneficial ownership by a person or group of 15% or more of our outstanding common stock.

    Our board of directors, with the concurrence of a majority of the continuing directors, may postpone the distribution date by determining a later distribution date before the time any person or group becomes an acquiring person. Any board member who is not an acquiring person or an affiliate or associate of an acquiring person, or an employee, director, representative, nominee or designee of an acquiring person, or its affiliate or associate, but who:

    - was a member of our board of directors before any person becomes an acquiring person, or

    - became a member of our board of directors after any person becomes an acquiring person if the member was nominated for election or elected to our board of directors upon the recommendation or approval of a majority of the continuing directors, is considered to be a continuing director of Titan.

    The term "acquiring person" does not include us, any of our subsidiaries, any employee benefit plan of ours or of any of our subsidiaries or any entity holding our common stock for or under an employee benefit plan of ours or any of our subsidiaries. In addition, a person who would otherwise be an acquiring person will not be considered an acquiring person if our board of directors determines in good faith that such person inadvertently became the beneficial owner of 15% or more of our common stock and such person divests itself, as promptly as practicable, of beneficial ownership of a sufficient number of shares of our common stock so that it would no longer otherwise qualify as an acquiring person.

    The rights agreement provides that, until the distribution date, or earlier redemption or expiration of the rights, the rights will be transferred only with our common stock. The rights will be evidenced, with respect to any common stock certificate outstanding as of September 7, 1995, by that common stock certificate with a summary of the rights attached to it. Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after September 7, 1995 upon transfer or new issuances of common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date, the surrender for transfer of any certificates for common stock, even without a summary of the rights attached to it, also will constitute the transfer of the rights associated with the common stock represented by that certificate. As soon as practicable after the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the distribution date, and the separate right certificates alone will evidence the rights. Only our common stock issued before the distribution date will be issued with rights.

    The rights are not exercisable until the distribution date. The rights will expire on August 17, 2005, unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case as described below.

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    The purchase price payable for the participating preferred shares, and the number of participating preferred shares or other securities or property issuable, upon exercise of the rights, as well as the number of rights outstanding, are subject to adjustment from time to time to prevent dilution in the following circumstances:

    - in the event of a stock dividend on, or a subdivision, combination or reclassification of the participating preferred shares,

    - upon the grant to holders of the participating preferred shares of rights or warrants to subscribe for or purchase participating preferred shares at a price, or securities convertible into participating preferred shares with a conversion price, less than the current market price of the participating preferred shares, or

    - upon the distribution to holders of the participating preferred shares of evidences of indebtedness, securities or assets, excluding regular periodic cash dividends at a rate not in excess of 125% of the last cash dividend paid or, in the case that regular cash dividends have not been paid, at a rate not in excess of 50% of the average net income per share of the four quarters ended immediately before the payment of the dividend, or dividends payable in participating preferred shares or of subscription rights or warrants, other than those referred to above.

    The number of outstanding rights and the number of one one-hundredths of a participating preferred share issuable upon exercise of each right are also subject to adjustment in the event of a dividend or other distribution on the common stock payable in common stock or subdivisions, consolidations or combinations of our common stock occurring, in any of those cases, before the distribution date.

    Participating preferred shares purchasable upon exercise of the rights will not be redeemable. Each participating preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. If there is a liquidation, the holders of the participating preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. Each participating preferred share will have 100 votes, voting together with our common stock. If there is a merger, consolidation or other transaction in which our common stock is exchanged, each participating preferred share will be entitled to receive 100 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.

    Because of the nature of the dividend, liquidation and voting rights of the participating preferred shares, the value of the one one-hundredth interest in a participating preferred share purchasable upon exercise of each right should approximate the value of one share of our common stock.

    If any person or group becomes an acquiring person, except pursuant to specified cash offers for all outstanding shares of our common stock approved by our board of directors, or if we are the surviving corporation in a merger with an acquiring person or any affiliate or associate of an acquiring person and our common stock is not changed or exchanged, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive upon exercise of the right at the then-current market price, instead of participating preferred shares, that number of shares of our common stock having a market value of two times the exercise price of the right. If we do not have sufficient common stock issued but not outstanding, or authorized but unissued, to permit the exercise in full of the rights, we will be required to take all action necessary to authorize additional common stock for issuance upon exercise of the rights. If, after a good-faith effort, we are unable to take all necessary action, we will substitute, for each share of common stock that would otherwise be issuable upon exercise of a right, a number of participating preferred shares, or fractional participating preferred shares, with the same market value as that share of common stock.

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    If, after a person or group has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive, upon the exercise of the right at its then-current exercise price and instead of participating preferred shares, that number of shares of common stock of the acquiring company, or its parent, which at the time of the transaction will have a market value of two times the exercise price of the right.

    The exercise price of a right at any date will be equal to the purchase price at that date multiplied by the number of one one-hundredths of a participating preferred share for which a right is exercisable at that date.

    At any time after any person or group becomes an acquiring person and before the acquisition by that person or group of 50% or more of our outstanding common stock, our board of directors may exchange the rights, in whole or in part, for a number of shares of our common stock, per right, having an aggregate value equal to the excess of the value of the shares of our common stock issuable upon exercise of a right after a person or group becomes an acquiring person over the purchase price, subject to adjustment. Our board of directors will not exchange the rights owned by the acquiring person or group, which will have become null and void.

    With specified exceptions, no adjustments in the purchase price for the preferred shares will be required until cumulative adjustments require an adjustment of at least 1% of that purchase price. No fractional participating preferred shares will be issued, other than fractions which are integral multiples of one one-hundredth of a participating preferred share, which may, at our election, be evidenced by depositary receipts. Instead of issuing fractional participating preferred shares, we will make an adjustment in cash based on the market price of the participating preferred shares on the last trading day before the date of exercise.

    Upon approval by our board of directors, we may redeem the rights, in whole, but not in part, at a price of $.01 per right at any time until ten days following the public announcement that a person or group has become an acquiring person. Our board of directors, with the concurrence of a majority of the continuing directors, may extend the period during which the rights are redeemable beyond the ten days following the public announcement that a person or group has become an acquiring person.

    Under circumstances described in the rights agreement, the decision to redeem will require the concurrence of a majority of the continuing directors. Immediately upon the determination of our board of directors to redeem the rights, we will make an announcement of the redemption. Upon the redemption, the right to exercise the rights will terminate and the only right of right holders will be to receive the redemption price.

    Until a right is exercised, the holder of the right, in the capacity of a holder, will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends. Although the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock or other consideration, or for common stock of the acquiring company or its parent as set forth above.

    Any of the provisions of the rights agreement may be amended or supplemented by our board of directors before the distribution date. From and after the distribution date, we and the rights agent may amend or supplement the rights agreement from time to time without the approval of any holders of rights:

    - to cure any ambiguity, to correct or supplement any defective or inconsistent provisions,

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    - to shorten or lengthen any time period under the rights agreement relating to when the rights may be redeemed, so long as, under specified circumstances, a majority of the continuing directors approve the shortening or lengthening, or

    - to make any other provisions with respect to the rights which we and the rights agent may deem necessary or desirable.

    Notwithstanding this right to amend or supplement, from and after the distribution date, the rights agreement may not be amended in any manner which would adversely affect the interest of the holders of rights.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    We are subject to section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder unless:

    - before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

    - upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will he tendered in a tender or exchange offer; or

    - at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    Section 203 defines "business combination" to include the following:

    - any merger or consolidation of the corporation with the interested stockholder;

    - any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

    - subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

    - any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

    - any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

    In general, section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by that entity or person.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company.

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             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following, in the opinion of Cooley Godward LLP, counsel to Titan and the trust, is a summary of the material United States federal income tax consequences of the purchase, ownership, disposition, and conversion of HIGH TIDES and our common stock. Unless otherwise stated, this summary deals only with HIGH TIDES and Titan's common stock held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, by United States persons which, as defined in the Internal Revenue Code, include any beneficial owners, that are, for United States federal income tax purposes:

    - citizens or residents of the United States;

    - corporations or partnerships created or organized in or under the law of the United States, any state thereof or the District of Columbia (other than partnerships that are not treated as a United States person under any applicable Treasury regulations);

    - estates, the income of which is subject to United States federal income taxation regardless of its source;

    - trusts if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust; or

    - otherwise subject to United States federal income taxation on a net income basis in respect of the HIGH TIDES or common stock.

    This summary does not deal with special classes of holders such as:

    - banks, thrifts and other financial institutions;

    - real estate investment trusts and regulated investment companies;

    - insurance companies;

    - dealers in securities or currencies;

    - tax-exempt investors;

    - foreign investors;

    - persons holding HIGH TIDES as part of a straddle or as part of a hedging or conversion transaction or other integrated investment;

    - persons that have a functional currency other than the U.S. dollar; or

    - persons who are subject to the United States federal alternative minimum tax.

    Nor does this summary discuss the tax consequences to shareholders, partners or beneficiaries of a holder of HIGH TIDES or Titan's common stock. Further, this summary does not include any description of the tax laws of any state or local government or of any foreign government that may be applicable to the HIGH TIDES or Titan's common stock.

    This summary is based on the Internal Revenue Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the ownership and disposition of HIGH TIDES may differ from the treatment described below. Neither the trust nor Titan has sought, nor will either seek, a ruling from the Internal Revenue Service (the "IRS") on

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the U.S. federal tax consequences described in this summary, and it is possible that the IRS could take a position contrary to the interpretations herein.

    IN PART BECAUSE OF THE UNCERTAINTIES CONCERNING THE PROPER TAX TREATMENT OF HIGH TIDES AS DISCUSSED BELOW, IT IS PARTICULARLY IMPORTANT THAT YOU CONSULT WITH YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME, AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION AND CONVERSION OF THE HIGH TIDES AND THE OWNERSHIP AND DISPOSITION OF TITAN'S COMMON STOCK.

CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST

    In connection with the initial offering of the HIGH TIDES, Cooley Godward LLP rendered its opinion that, under current law, assuming full compliance with the terms of the declaration of trust, the indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the trust will be classified for United States federal income tax purposes as a grantor trust and not as a partnership, an association or a publicly traded partnership taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of HIGH TIDES generally will be considered the owner of an undivided interest in the debentures issued by us to the trust, and each holder will be required to include in its gross income all income or gain with respect to its allocable share of those debentures, including original issue discount (if any), whether or not cash is actually distributed to the holder.

CLASSIFICATION OF THE DEBENTURES AS INDEBTEDNESS

    Titan intends to take the position that the debentures will be classified for United States federal income tax purposes as indebtedness of Titan. By acceptance of the HIGH TIDES, each holder covenants to treat the debentures as indebtedness and the HIGH TIDES as evidence of an indirect beneficial ownership interest in the debentures. No assurance can be given, however, that the classification of the debentures as indebtedness will not be challenged by the IRS, or if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the debentures will be classified as indebtedness of Titan for United States federal income tax purposes.

TAX TREATMENT OF DEBENTURES AS RESET BONDS

    Because no debt instrument closely comparable to the debentures has been the subject of any Treasury regulation, revenue ruling or judicial decision, the United States federal income tax treatment of debt obligations such as the debentures is not certain. We intend to treat the debentures for United States federal income tax purposes as "reset bonds" under Treasury regulations relating to variable rate debt instruments. Assuming the debentures are reset bonds, they will be treated, solely for purposes of the original issue discount rules of the Internal Revenue Code, as maturing on the date immediately preceding the reset date for the reset price and, if the remarketing agent remarkets the HIGH TIDES, as being reissued on the reset date at the reset price.

    There can be no assurance that the Internal Revenue Service will agree with, or that a court would uphold, the treatment of the debentures as reset bonds. In particular, the Internal Revenue Service could instead attempt to treat the debentures as maturing at their stated maturity on February 15, 2030. If the debentures were treated as maturing on such date, the debentures would be treated as having contingent interest under the Treasury regulations governing debt instruments that provide for contingent payments. In that event, we would be required to construct a projected payment schedule for the debentures, based on our current borrowing costs for comparable noncontingent debt instruments, from which an estimated yield on the debentures would be calculated. A holder would be required to include in income original issue discount in an amount equal to the product of the "adjusted issue price" of the debentures at the beginning of each interest accrual period and the estimated yield of the debentures and to make certain adjustments to such income accruals for differences between actual payments and projected payments. In general, the "adjusted issue price" of a debenture would be equal to its "issue price" (the first price at

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which a substantial amount of the HIGH TIDES are sold to the public, ignoring sales to bond houses, brokers and similar persons acting as underwriters, placement agents or wholesalers), increased by the original issue discount, if any, previously accrued on the debenture, and reduced by any payments made on the debenture. During the period prior to the reset date, the original issue discount would accrue at a rate that is greater than the applicable rate, and holders would have more taxable income than the cash payable on the HIGH TIDES.

    In addition, under the Treasury regulations governing debt instruments that provide for contingent payments, holders who sold or redeemed their HIGH TIDES would recognize ordinary loss or reduced gain at that time to reflect any excess of prior original issue discount accruals over actual interest payments received. Holders who retain their HIGH TIDES following the reset date would reduce their original issue discount accruals after that date to reflect any such excess prior to the reset date. Furthermore, under the Treasury regulations, any gain realized with respect to the HIGH TIDES would generally be treated as ordinary income, any loss realized would generally be treated as ordinary loss to the extent of the holder's prior ordinary income inclusions with respect to the HIGH TIDES, and any additional loss would be capital loss.

    The following discussion assumes the debentures are properly treated as reset bonds rather than as contingent payment debt instruments.

INTEREST INCOME

    Under the Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. We believe that the likelihood of interest payments being deferred is remote. Based on the foregoing, we believe that the debentures will not be considered to be issued with original issue discount at the time of their original issuance and, accordingly, a holder of HIGH TIDES should include in gross income such holder's allocable share of interest on the debentures in accordance with such holder's method of tax accounting. If it is determined that the possible deferral of interest payments should not be treated as a remote contingency, interest on the debentures would not be treated as "qualified stated interest" and, thus, the debentures would be treated as having been issued with original issue discount. In such case, holders of HIGH TIDES would be required to include in income their allocable share of the original issue discount accrued by the trust with respect to the debentures on an economic accrual basis over the period of time the HIGH TIDES (and the underlying allocable share of the debentures) are held, regardless of their regular methods of accounting and regardless of whether interest has been paid on the debentures or distributions are made on the HIGH TIDES. Actual payments of interest on the debentures and corresponding distributions on the HIGH TIDES would not result in additional income being recognized by the holders of the HIGH TIDES. In such event, the interest income included by the holders of the HIGH TIDES should not differ from the actual interest paid on the debentures.

    In addition, under the Treasury regulations, if at any time the payment of interest on the debentures is deferred, the debentures would, solely for purposes of determining the existence and amount of original issue discount with respect to the debentures, at that time be treated as retired and reissued with original issue discount, and all stated interest on the debentures would thereafter be treated as original issue discount as long as the debentures remained outstanding. In such event, holders of HIGH TIDES would be required to include in income their allocable share of the original issue discount accrued by the trust with respect to the debentures on an economic accrual basis over the period of time that the HIGH TIDES (and the underlying allocable share of the debentures) are held, regardless of their regular methods of tax accounting and regardless of whether interest has been paid on the debentures or distributions are made on the HIGH TIDES. Assuming that the debentures are treated as reset bonds (as discussed above), the total original issue discount that would accrue during the period up to the day before the reset date if we were to exercise our option to defer payments of interest would be equal to the excess of (1) the sum of (A) the reset price, plus (B) the total stated interest payments called for under the debentures prior to the

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reset date after the date we exercise our option to defer interest payments on the debentures, over (2) the adjusted issue price of the debentures as of the date we exercised our option to defer payments of interest. Because the reset price exceeds the principal amount of the debentures, during the period following the date we exercise our option to defer interest payments on the debentures through the reset date holders will accrue original issue discount at a rate slightly in excess of the applicable initial rate.

    The following discussion assumes that we will not defer payments of interest on the debentures, and that the debentures will not be issued with original issue discount.

    Because the income underlying the HIGH TIDES will not be characterized as dividends for United States federal income tax purposes, corporate holders of the HIGH TIDES will not be entitled to a dividends received deduction for any income recognized with respect to the HIGH TIDES.

RECEIPT OF DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

    Under certain circumstances, as described under the caption "Description of HIGH TIDES--Tax Event or Investment Company Event Redemption or Distribution," debentures may be distributed to holders in exchange for the HIGH TIDES and in liquidation of the trust. Under current law, such a distribution to holders, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the debentures equal to such holder's aggregate tax basis in its HIGH TIDES. A holder's holding period in the debentures so received in liquidation of the trust would include the period during which the HIGH TIDES were held by such holder. If, however, the exchange is caused by a tax event which results in the trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the HIGH TIDES.

    Under certain circumstances described herein (see "Description of HIGH TIDES"), the debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their HIGH TIDES. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed HIGH TIDES as to holders, and a holder would recognize gain or loss as if it sold such redeemed HIGH TIDES for cash. See "--Sale of HIGH TIDES."

SALE OF HIGH TIDES

    A holder that sells its HIGH TIDES will recognize capital gain or loss equal to the difference between the amount realized on the sale of the HIGH TIDES (other than any amount attributable to accrued but unpaid interest) and the holder's adjusted tax basis in such HIGH TIDES. Such capital gain or loss will be long-term capital gain or loss if the HIGH TIDES have been held by the holder for more than one year.

CONVERSION OF HIGH TIDES INTO COMMON STOCK

    A holder of HIGH TIDES will not recognize income, gain or loss upon the conversion, through the conversion agent, of debentures into common stock. The holder will recognize gain upon the receipt of cash in lieu of a fractional share of common stock equal to the amount of cash received less the holder's adjusted tax basis in such fractional share. A holder's adjusted tax basis in the common stock received upon conversion generally will be equal to the holder's tax basis in the HIGH TIDES delivered to the conversion agent for exchange less the tax basis allocated to any fractional share for which cash is received, and a holder's holding period in the common stock received upon conversion generally will include the period during which the HIGH TIDES were held by such holder.

DIVIDENDS

    The amount of any distribution we make in respect of our common stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally,

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distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of our current or accumulated earnings and profits, as determined for federal income tax purposes, then as a tax-free return of capital to the extent of a holder's adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of such stock (as described below).

    In general, a dividend distribution to a corporate holder will qualify for the 70% dividends received deduction if the holder owns less than 20% of the voting power and value of our stock (other than any non-voting, non-convertible, non-participating preferred stock). A corporate holder that owns 20% or more of the voting power and value of our stock (other than any non-voting, non-convertible, non-participating preferred stock) generally will qualify for an 80% dividends received deduction. The dividends received deduction is subject to certain holding period, taxable income and other limitations.

SALE OF COMMON STOCK

    Upon the sale or disposition of common stock, a holder generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale or disposition and such holder's adjusted tax basis in the common stock. Such capital gain or loss will generally be long-term capital gain or loss if such holder's holding period for the common stock exceeds one year. A holder's basis and holding period in common stock received upon conversion of HIGH TIDES are determined as discussed above under "--Conversion of HIGH TIDES into Common Stock."

ADJUSTMENT OF CONVERSION PRICE

    Treasury regulations promulgated under Section 305 of the Internal Revenue Code would treat holders of HIGH TIDES as having received a constructive distribution from us in the event the applicable conversion ratio of the debentures were adjusted if:

    - as a result of such adjustment, the proportionate interest (measured by the amount of common stock into which the debentures are convertible) of the holders of the HIGH TIDES in the assets or earnings and profits of Titan were increased; and

    - the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the applicable conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the common stock.

    Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of Titan. Holders of the HIGH TIDES would be required to include their allocable share of such deemed dividend income in gross income but will not receive any cash related thereto.

    We will take the position that the adjustment to the initial conversion ratio in connection with the remarketing will constitute an "isolated" recapitalization for United States federal income tax purposes and, therefore, not be deemed a constructive dividend under Section 305. However, the Internal Revenue Service might contend that any increase in such initial conversion ratio on the reset date is a constructive dividend to holders of the HIGH TIDES who hold the HIGH TIDES immediately before the reset date and that any decrease in such initial conversion ratio on the reset date (or elimination of the conversion feature on the reset date) is a constructive dividend to all holders of common stock at that time. In each case, the amount of the constructive dividend would be the fair market value on the reset date of the number of shares of common stock which, if actually distributed to holders of HIGH TIDES (in the case of an increase in the initial conversion ratio) or to holders of the common stock (in the case of a decrease in the initial conversion ratio or elimination of convertibility of HIGH TIDES), would produce the same increase in the proportionate interests of such holders in the assets or earnings and profits of Titan as that produced by the adjustment. The aggregate deemed dividend is limited to the current or accumulated earnings and profits of Titan. Holders of HIGH TIDES would be required to include any such constructive dividend to them in gross income but would not receive any cash related thereto.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

    In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on HIGH TIDES, payments of dividends on common stock, payments of the proceeds from the sale of HIGH TIDES and payments of the proceeds from the sale of common stock. Such payments may be subject to backup withholding at the rate of 31% unless the holder complies with certain identification requirements or otherwise qualifies for an exemption from backup withholding.

    Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                          CERTAIN ERISA CONSIDERATIONS

    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA) should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the HIGH TIDES with assets of the plan. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, whether the investment could result in a delegation of fiduciary authority and whether the investment would be consistent with the documents and instruments governing the plan.

    Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are parties in interest under ERISA or disqualified persons under the Code with respect to such plans. A violation of these prohibited transaction rules may result in an excise tax or other liabilities under ERISA and/or
Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code; however, such plans may be subject to federal, state or local laws or regulations which affect their ability to invest in the HIGH TIDES. Any fiduciary of such a governmental, church or foreign plan considering an investment in the HIGH TIDES should determine the need for, and, if necessary, the availability of, any exemption relief under such laws or regulations.

    Under a regulation issued by the United States Department of Labor (the
DOL), the assets of the trust would be deemed to be plan assets of a plan for purposes of ERISA and Section 4975 of the Code if plan assets of the plan were used to acquire an equity interest in the trust and no exception were applicable under the plan assets regulation. An equity interest is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features and specifically includes a beneficial interest in a trust.

    Pursuant to an exception contained in the plan assets regulation, the assets of the trust would not be deemed to be plan assets of investing plans if, immediately after the most recent acquisition of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust were held by plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be plan assets of any plan.

No assurance can be given that the value of the HIGH TIDES held by benefit plan investors was less than 25% of the total value of such HIGH TIDES at the completion of the initial offering or will be otherwise.

    Certain transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a plan if the HIGH TIDES were acquired with plan assets of such plan and assets of the trust were deemed to be plan assets of plans investing in the trust. For example, if we are a party in interest with respect to an investing plan (either directly or by reason of our ownership of our subsidiaries) or become a party in interest by reason of the operation of the trust, extensions of credit between the trust and us (as represented by the debentures and the guarantee) would likely be prohibited by
Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). Because the assets of the trust may be considered plan assets for ERISA purposes as a result of a plan's acquisition and holding of HIGH TIDES, a plan fiduciary should consider (a) whether powers which potentially may be exercised by any person or entity with respect to the trust or its assets would result in such person or entity being potentially deemed to be a fiduciary and, therefore, a party in interest with respect to a plan acquiring or holding HIGH TIDES and (b) if so, whether such acquisition and holding could result in a delegation of fiduciary authority which is impermissible under the plan's governing instruments or any investment management agreement with the plan. In making such determination, a plan fiduciary should note that prior to a default, the trustees will have only limited custodial and ministerial authority with respect to the assets of the trust.

    The DOL has issued five prohibited transaction class exemptions that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the HIGH TIDES, assuming that assets of the trust were deemed to be plan assets of plans investing in the trust (as described above). Those class exemptions are PTCE 96-23 (for certain transactions effected on behalf of a plan by an in-house asset manager), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate pooled accounts) and PTCE 84-14 (for certain transactions effected on behalf of a plan by an independent qualified professional asset manager).

    Because the HIGH TIDES may be deemed to be equity interests in the trust for purposes of applying ERISA and Section 4975 of Code, the HIGH TIDES may not be purchased or held by any plan, any entity whose underlying assets include plan assets by reason of any plan's investment in an entity (a plan asset entity) or any person investing plan assets of any plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the HIGH TIDES or any interest therein will be deemed to have represented by its purchase and holding that it either (a) is not a plan or a plan asset entity and is not purchasing such securities on behalf of or with plan assets of any plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. In addition, if we were considered to be a fiduciary with respect to the trust as a result of certain powers we hold (such as the powers to remove and replace the property trustee and the administrative trustees), certain operations of the trust, including the optional redemption or acceleration of the debentures, could be considered to be prohibited transactions under Section 406(b) of ERISA and
Section 4975(c)(1)(E) of the Code. In order to avoid such prohibited transactions the fiduciaries of any plan or plan asset entity which may purchase or hold HIGH TIDES will be deemed as a result of such acquisition or holding to have (a) directed the trust to invest in the debentures, (b) authorized and directed any of the actions taken or which may be taken with respect to the trust, the debentures and the HIGH TIDES by any of the trustees, the debenture trustee, the guarantee trustee, or us as contemplated by the indenture, the debentures or the guarantee and (c) appointed each of the trustees.

    Based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party-in interest with respect to a plan by virtue of such investment. Any purchaser of the HIGH TIDES that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL issued final regulations effective January 5, 2000 (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

    Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the HIGH TIDES on behalf of or with plan assets of any plan consult with their counsel regarding the potential consequences if the assets of the trust were deemed to be plan assets and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                              REGISTRATION RIGHTS

    In connection with the original offering of the HIGH TIDES, we and the trust entered into a registration rights agreement with the initial purchasers of the HIGH TIDES for the benefit of the holders of the HIGH TIDES wherein we and the trust agreed, at our sole expense, to

    - file, and use our best efforts to have declared effective, the shelf registration statement of which this prospectus is a part covering resales of the HIGH TIDES, the guarantee, the debentures and the related common stock issuable upon conversion of the HIGH TIDES; and

    - use our best efforts to keep effective the shelf registration statement for two years or such other period as required under Rule 144(k) of the Securities Act or any successor rule thereto or, if earlier, such time as all of the applicable securities have been sold thereunder.

    We will provide to each holder for whom the shelf registration statement was filed copies of this prospectus, notify each such holder when the shelf registration statement for the securities has become effective and take certain other actions as are required to permit unrestricted resales of the securities. A holder that sells securities pursuant to the shelf registration statement will be required to be named as a selling holder in this prospectus or a prospectus supplement and to deliver this prospectus or a prospectus supplement to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations).

    Upon written notice to all the holders of the HIGH TIDES, we or the trust will be permitted to suspend the use of this prospectus or any prospectus supplement during prescribed periods of time if we or the trust possess material non-public information. The periods during which we can suspend the use of this prospectus or any prospectus supplement may not exceed 20 consecutive days or a total of 60 days, whether or not consecutively, in any twelve month period and neither we nor the trust are permitted to suspend the use of this prospectus or any prospectus supplement within ten business days after our last suspension.

    Upon receipt of such notice, holders of the HIGH TIDES are required to cease disposing of securities under the applicable prospectus or prospectus supplement until the holders either receive copies of a new or additional prospectus supplement or are advised in writing by us or the trust that offers and sales of the securities and use of the applicable prospectus or prospectus supplement may be resumed.

    We and the trust may require each holder of the HIGH TIDES to furnish information regarding the holder and the distribution of the securities as we or the trust may reasonably require for inclusion in the shelf registration statement.

    A registration default will occur in the event that, after the shelf registration statement is declared effective by the SEC, we or the trust fail to keep the shelf registration statement continuously effective and usable (subject to some exceptions) for the period required by the registration rights agreement. If a registration default occurs, then additional interest, referred to in this prospectus as special interest, will accrue on the debentures, and corresponding special distributions will accrue on the HIGH TIDES and common securities, in each case from and including the day following the registration default to but excluding the day on which the registration default has been cured or has been deemed to have been cured. Special interest and special distributions will be paid in cash quarterly in arrears on each interest payment date commencing with the first interest payment date following the applicable registration default and will accrue at a rate so that the interest rate or distribution rate, as the case may, will be increased 0.5% per annum of the principal amount or liquidation amount, as applicable.

    Following the cure of a registration default, special interest and special distributions will cease to accrue with respect to the applicable registration default.

    Each security will contain a legend to the effect that the holder of the security, by its acceptance of the security, will be deemed to have agreed to be bound by the provisions of the registration rights agreement.

    The registration rights agreement is governed by, and construed in accordance with, the laws of the State of New York. This summary of the registration rights agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, which is available for review as described in "Where You Can Find More Information."

                                SELLING HOLDERS

    The HIGH TIDES were originally issued and sold to the initial purchasers, Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation. The initial purchasers simultaneously sold the HIGH TIDES in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by them to be qualified institutional buyers as defined in Rule 144A under the Securities Act. The trust used all of the proceeds of the issuance of the HIGH TIDES and of its concurrent sale of common securities to us to purchase the debentures.

    The selling holders may from time to time offer and sell pursuant to this prospectus any or all of the HIGH TIDES, the debentures, the common stock issuable upon conversion of the HIGH TIDES and the guarantee. The term "selling holder" includes the holders listed below and the beneficial owners of the HIGH TIDES and their transferees, pledgees, donees or other successors.

    The following table sets forth information with respect to the selling holders of the HIGH TIDES and the respective number of HIGH TIDES beneficially owned by each selling holder that may be offered for such selling holder's account pursuant to this prospectus. Such information has been obtained from the selling holders.

                                                              NUMBER OF
SELLING HOLDER                                                HIGH TIDES
--------------                                                ----------
AAM/Zazove Institutional Income Fund, LP....................     20,000
Aftra Health Fund...........................................     15,000
AIM America Growth Class....................................      8,000
AIM Large Cap Opportunities Fund............................      3,000
AIM Mid Cap Growth Fund.....................................     12,500
AIM Mid Cap Opportunities Fund..............................     62,000
AIM Strategic Income Fund...................................     22,000
Allstate Insurance Company..................................     30,000
Associated Electric & Gas Insurance Services Limited........      8,000
Bank Austria Cayman Island, Ltd.............................     20,000
Bear Stearns & Co., Inc.....................................     10,000
BNY Hamilton Equity Income Fund.............................      1,600
Boilermaker--Blacksmith Pension Trust.......................     14,000
Brown & Williamson Tobacco Master Retirement Trust..........      4,000
Burroughs Wellcome Fund.....................................     12,750
CALAMOS Convertible Fund--CALAMOS Investment Trust..........     17,200
CALAMOS Convertible Portfolio--CALAMOS Advisors Trust.......        650
CALAMOS Global Growth and Income Fund--CALAMOS Investment
  Trust.....................................................      1,150
CALAMOS Market Neutral Fund--CALAMOS Investment Trust.......      5,700
Canal Insurance Company.....................................     20,000
Champion International Corporation Master Retirement
  Trust.....................................................     12,200
Chartwell Investment Partners...............................        600
Chrysler Corporation Employee #1 Pension Plan...............    144,500
Chrysler Corporation Master Retirement Trust................    181,300
City of Albany Pension Plan.................................      1,200
City of Knoxville Pension System............................      4,200

                                                              NUMBER OF
SELLING HOLDER                                                HIGH TIDES
--------------                                                ----------
Clinton Riverside Convertible Portfolio Limited.............     10,000
Consulting Group Capital Markets Funds......................      3,000
Credit Suisse First Boston Corporation......................    222,160
Delphi Foundation, Inc......................................        600
Delta Air Lines Master Trust................................    102,000
Deutsche Bank Securities Inc................................    992,275
Franklin and Marshall College...............................      9,500
GE Pension Trust............................................     70,000
General Motors Employees Global Group Pension Trust.........    113,250
General Motors Foundation, Inc..............................      6,150
Golden Rule Financial Corporation...........................     20,000
GranGem 23 41 LLC...........................................     18,500
Greek Catholic Union II.....................................        175
Hamilton Family Trust.......................................      8,300
HT Insight Convertible Securities Fund......................     14,000
JMG Triton Offshore Fund, Ltd...............................     67,500
John M. Olin Foundation.....................................     18,600
JP Morgan Securities Inc....................................     20,000
Kettering Medical Center Funded Depreciation Account........        900
Knoxville Utilities Board Retirement System.................      2,500
Lipper Convertibles, L.P....................................     80,000
Lipper Offshore Convertibles, L.P...........................     20,000
Mainstay Convertible Fund...................................     67,000
Mainstay Strategic Value Fund...............................      4,000
Mainstay VP Convertible Portfolio...........................     30,000
Mary Ann Hamilton Trust for Self............................      8,600
Michigan Municipal Employees Retirement System..............     46,700
Morgan Stanley Dean Witter Convertible Securities Trust.....     50,000
Motion Picture Industry Health Plan--Active Member Fund.....     21,100
Motion Picture Industry Health Plan--Retiree Member Fund....     10,600
Motors Insurance Corporation................................     30,000
Museum of Fine Arts, Boston.................................        600
New Hampshire Retirement System.............................      3,300
OCM Convertible Trust.......................................     89,600
Parker-Hannifin Corporation.................................      1,300
Partner Reinsurance Company Ltd.............................     35,500
Penn Treaty Network America Insurance Company...............     12,200
Port Authority of Allegheny County Retirement and Disability
  Allowance Plan for the Employees Represented by Local 85
  of the Amalgamated Transit Union..........................     15,000
ProMutual...................................................      2,000
Putnam Asset Allocation Funds--Balanced Portfolio...........      3,000

                                                              NUMBER OF
SELLING HOLDER                                                HIGH TIDES
--------------                                                ----------
Putnam Asset Allocation Funds--Conservative Portfolio.......      2,000
Putnam Balanced Retirement Fund.............................      1,100
Putnam Convertible Income--Growth Trust.....................     10,300
Putnam Convertible Opportunities and Income Trust...........      1,500
R.R. Donnelley & Sons.......................................     18,250
San Diego County Employees Retirement Association...........     20,000
SPT.........................................................     11,800
State Employees' Retirement Fund of the State of Delaware...     92,600
State of Connecticut Combined Investment Funds..............    214,700
Susquehanna Capital Group...................................     54,800
Tennessee Consolidated Retirement System....................     80,000
The Dow Chemical Company Employees' Retirement Plan.........     28,300
The Fondren Foundation......................................        850
The Gabelli Global Convertible Securities Fund..............      5,000
The Northwestern Mutual Life Insurance Company..............    260,000
The TCW Group, Inc..........................................    284,740
U.S. Olympic Foundation.....................................     11,800
Unifi, Inc. Profit Sharing Plan and Trust...................      1,400
United Food and Commercial Workers Local 1262 and Employers
  Pension Fund..............................................      6,800
University of Rochester.....................................        500
Value Line Convertible Fund, Inc............................     20,000
Van Kampen Convertible Securities Fund......................    118,100
Van Kampen Harbor Fund......................................     21,900
Van Waters & Rogers, Inc. Retirement Plan (f.k.a. Univar
  Corporation)..............................................      4,100
Vanguard Convertible Securities Fund, Inc...................    207,100
Washington University.......................................     22,300
White River Securities LLC..................................     10,000
ZCM/HFR Index Management, L.L.C.............................      1,300

    None of the selling holders has, or within the past three years has had, any position, office or other material relationship with Titan or the trust or any of their predecessors or affiliates. Because the selling holders may, pursuant to this prospectus, offer all or some portion of the HIGH TIDES, the debentures, the common stock issuable upon conversion of the HIGH TIDES and the guarantee, no estimate can be given as to the amount of those securities that will be held by the selling holders upon termination of any such sales. In addition, the selling holders identified above may have sold, transferred or otherwise disposed of all or a portion of their HIGH TIDES since the date on which they provided the information regarding their HIGH TIDES included herein in transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

    The HIGH TIDES, the debentures, the common stock issuable upon conversion of the HIGH TIDES and the guarantee may be offered and sold from time to time to purchasers directly by the selling holders. Alternatively, the selling holders may from time to time offer those securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling holders or the purchasers of the securities for whom they act as agents. The selling holders and any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

    The securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the securities may be effected in transactions, which may involve crosses or block transactions:

    - on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

    - in the over-the-counter market;

    - in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

    - through the writing and exercise of options.

In connection with sales of the securities or otherwise, the selling holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling holders may also sell the securities short and deliver securities to close out such short positions, or loan or pledge securities to broker-dealers that in turn may sell such securities.

    At the time a particular offering of the securities is made, a prospectus supplement, if required in addition to this prospectus, will be distributed, which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling holders and any discounts, commissions or concessions allowed or reallowed to paid broker-dealers.

    To comply with the securities laws of certain jurisdictions, if applicable, the securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

    The selling holders will be subject to applicable provisions of the Exchange Act and rules and regulations under the Exchange Act, which provisions may limit the timing of purchases and sales of any of the securities by the selling holders. This may affect the marketability of those securities.

    Pursuant to the registration rights agreement, we shall bear all fees and expenses incurred in connection with the registration of the securities, except that selling holders will pay all broker's commissions and, in connection with any underwritten offering, all expenses customarily borne by selling holders in an underwritten offering, including underwriting discounts and commissions. The selling holders will be indemnified by us and the trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act or the Exchange Act or otherwise, or alternatively will be entitled to contribution in connection with those liabilities.

                                 LEGAL MATTERS

    Richards, Layton & Finger, P.A., special Delaware counsel to the trust and Titan, will pass on certain matters of Delaware law relating to the validity of the HIGH TIDES. Morgan, Lewis & Bockius, New York, New York, will pass upon the validity of the debentures and the guarantee. Cooley Godward LLP, San Diego, California, will pass upon the validity of the common stock issuable upon conversion of the HIGH TIDES.

                                    EXPERTS

    The consolidated financial statements of The Titan Corporation as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999, the consolidated financial statements of Advanced Communication Systems, Inc. as of September 30, 1998 and 1999 and for each of the three years in the period ended September 30, 1999, the financial statements of Transnational Partners II, LLC as of December 31, 1997 and 1998 and for the period from February 9, 1997 (commencement of operations) through December 31, 1997 and for the year ended December 31, 1998 and the financial statements of JB Systems, Inc. (d.b.a. Mainsaver) as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 and for the ten month period ended October 31, 1999, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The financial statements of Assist Cornerstone Technologies, Inc. at December 12, 1999, December 31, 1998 and December 31, 1997, and for the period ended December 12, 1999 and the three years in the period ended December 31, 1998, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon and incorporated by reference herein, and are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of SFG Technologies, Inc. as of December 21, 1999 and December 31, 1998 and for the period from January 1, 1999 to December 21, 1999, eight months ended December 31, 1998 and for the years ended April 30, 1997 and 1998 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                     [LOGO]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the costs and expenses payable by Titan in connection with resales of the securities being registered. All amounts are estimates except the SEC registration statement filing fee. None of the costs and expenses listed below will be paid by the selling security holders.

                                                              AMOUNT TO
                                                               BE PAID
                                                              ---------
SEC Registration Statement Filing Fee.......................  $ 66,000
Legal Fees and Expenses.....................................    50,000
Accounting fees and expenses................................    37,500
Trustee's fees and expenses (including counsel fees)........    10,000
Printing Fees...............................................   150,000
Transfer Agent Fees.........................................     5,000
Miscellaneous...............................................    10,000
                                                              --------
  Total.....................................................  $328,500
                                                              ========

    ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Titan Corporation's Bylaws provide for indemnification (to the fullest extent permitted by law) of directors, officers and other agents of The Titan Corporation against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is, or was, an officer, director, or agent of The Titan Corporation. The Titan Corporation also maintains directors and officers liability insurance coverage and has entered into indemnification agreements with its directors and officers.

    Section 145 of the Delaware General Corporation Law ("DGCL") provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

    The Amended and Restated Declaration of Trust ("Declaration") provides that (to the fullest extent permitted by law) The Titan Corporation shall indemnify and hold harmless any trustee named therein, any affiliate of any trustee named therein, any directors, officers or other agents of any trustee named therein, or any employee or agent of Titan Capital Trust or its affiliates, from and against any loss, damage, liability, tax, penalty, cost, expense, action, suit or claim of any kind incurred by such person by reason of the creation, operation, or termination of Titan Capital Trust or any act or omission performed or omitted by such person in good faith on behalf of Titan Capital Trust and in a manner such person reasonably believed to be within the scope of authority conferred on such person by the Declaration. However, no person shall be indemnified with respect to any loss, damage or claim incurred by reason of gross negligence (or in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions. Further, expenses incurred by such persons in defending any claim, demand, action, suit or proceeding shall be advanced (to the fullest extent permitted by law) by The Titan Corporation upon receipt by The Titan Corporation of an undertaking by such person to repay such amount if it turns out that such persons are not entitled to indemnification.

    These indemnification provisions may be sufficiently broad to permit indemnification of The Titan Corporation's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

    ITEM 16.  EXHIBITS.

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         *4.1           Certificate of Trust of Titan Capital Trust, a Delaware
                        statutory trust, filed January 19, 2000.

         *4.2           Declaration of Trust of Titan Capital Trust, dated as of
                        January 19, 2000, among The Titan Corporation, as Depositor and Debenture Issuer, Wilmington Trust Company, as Delaware
                        Trustee, Wilmington Trust Company, as Property Trustee, and
                        the Administrative Trustees named therein.

         *4.3           Indenture, dated as of February 9, 2000, between The Titan
                        Corporation and Wilmington Trust Company, as Trustee, including form of 5 3/4% Convertible Senior Subordinated
                        Debenture due 2030.

         *4.4           Remarketing Agreement, dated as of February 9, 2000, among
                        The Titan Corporation, Titan Capital Trust, Wilmington Trust
                        Company, as Tender Agent, and Credit Suisse First Boston
                        Corporation, as Remarketing Agent.

         *4.5           Registration Rights Agreement, dated February 9, 2000, among
                        The Titan Corporation, Titan Capital Trust, Credit Suisse
                        First Boston Corporation and Donaldson, Lufkin & Jenrette
                        Securities Corporation.

         *4.6           Amended and Restated Declaration of Trust of Titan Capital
                        Trust, dated as of February 9, 2000, among The Titan
                        Corporation, as Depositor and Debenture Issuer, Wilmington
                        Trust Company, as Delaware Trustee, Wilmington Trust
                        Company, as Property Trustee, and the Administrative
                        Trustees named therein, including form of 5 3/4% Convertible
                        Preferred Security and form of Common Security.

         *4.7           Preferred Securities Guarantee Agreement, dated as of
                        February 9, 2000, between The Titan Corporation and
                        Wilmington Trust Company, as Guarantee Trustee.

         *5.1 Opinion of Cooley Godward LLP, as to the validity of the Common Stock of The Titan Corporation issuable upon conversion of the Convertible Preferred Securities being registered hereby.

         *5.2 Opinion of Morgan, Lewis & Bockius, as to the validity of the Convertible Senior Subordinated Debentures and
                        Convertible Preferred Securities Guarantee of The Titan
                        Corporation being registered hereby.

         *5.3 Opinion of Richards, Layton & Finger, P.A. as to the validity of the Convertible Preferred Securities of Titan
                        Capital Trust being registered hereby.

         *8.1           Opinion of Cooley Godward LLP as to certain tax matters.

        *12.1           Statement Regarding Computation of Ratios.

        *23.1 Consent of Arthur Andersen LLP, independent public accountants.

        *23.2 Consent of Arthur Andersen LLP, independent public accountants.

        *23.3 Consent of Arthur Andersen LLP, independent public accountants.

        *23.4 Consent of Arthur Andersen LLP, independent public accountants.

        *23.5           Consent of Ernst & Young LLP, Independent Auditors.

        *23.6           Consent of KPMG LLP, independent chartered accountants.

        *23.7           Consents of Cooley Godward LLP (included in Exhibits 5.1 and
                        8.1).

        *23.8           Consent of Morgan, Lewis & Bockius (included in Exhibit
                        5.2).

        *23.9           Consent of Richards, Layton & Finger, P.A. (included in
                        Exhibit 5.3).

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
        *24.1           Power of Attorney of Officers and Directors of The Titan
                        Corporation (set forth on the signature pages hereto).

        *25.1           Form T-1 Statement of Eligibility under the Trust Indenture
                        Act of 1939, as amended, of Wilmington Trust Company, as
                        Trustee under the Indenture filed as Exhibit 4.3 hereto.

        *25.2           Form T-1 Statement of Eligibility under the Trust Indenture
                        Act of 1939, as amended, of Wilmington Trust Company, as
                        Property Trustee under the Amended and Restated Declaration of Trust filed as Exhibit 4.6 hereto.

        *25.3           Form T-1 Statement of Eligibility under the Trust Indenture
                        Act of 1939, as amended, of Wilmington Trust Company, as
                        Guarantee Trustee under the Preferred Securities Guarantee
                        Agreement filed as Exhibit 4.7 hereto.

------------------------

*   Filed herewith.

    ITEM 17.  UNDERTAKINGS.

    The undersigned registrants hereby undertake:

    (1) (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; PROVIDED, HOWEVER, that clauses
(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

       (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this registration statement, shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    To the extent either Registrant intends to rely on Section 305(b)(2) of the Trust Indenture Act of 1939 (the "Trust Act") for determining the eligibility of the Trustee under indentures for securities to be used, offered or sold on a delayed basis by or on behalf of such registrants, each of the undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of such Trust Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Trust Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on this 20th day of April, 2000.

                                                       THE TITAN CORPORATION

                                                       By:               /s/ GENE W. RAY
                                                            -----------------------------------------
                                                                           Gene W. Ray
                                                              PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                                      CHAIRMAN OF THE BOARD

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric M. DeMarco and Nicholas J. Costanza, Esq. and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of The Titan Corporation and in the capacities and on the dates indicated.

                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----
                /s/ GENE W. RAY
     --------------------------------------       President, Chief Executive Officer    April 20, 2000
                  Gene W. Ray                     and Chairman of the Board

              /s/ ERIC M. DEMARCO                 Executive Vice President and Chief
     --------------------------------------       Financial Officer (Principal          April 20, 2000
                Eric M. DeMarco                   Financial Officer)

                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----
            /s/ DEANNA HOM PETERSEN
     --------------------------------------       Vice President, Corporate Controller  April 20, 2000
              Deanna Hom Petersen                 (Principal Accounting Officer)

              /s/ CHARLES R. ALLEN
     --------------------------------------       Director                              April 20, 2000
                Charles R. Allen

            /s/ JOSEPH F. CALIGIURI
     --------------------------------------       Director                              April 20, 2000
              Joseph F. Caligiuri

               /s/ DANIEL J. FINK
     --------------------------------------       Director                              April 20, 2000
                 Daniel J. Fink

             /s/ ROBERT M. HANISEE
     --------------------------------------       Director                              April 20, 2000
               Robert M. Hanisee

             /s/ ROBERT E. LA BLANC
     --------------------------------------       Director                              April 20, 2000
               Robert E. La Blanc

             /s/ THOMAS G. POWNALL
     --------------------------------------       Director                              April 20, 2000
               Thomas G. Pownall

                 /s/ JAMES ROTH
     --------------------------------------       Director                              April 17, 2000
                   James Roth

             /s/ GEORGE A. ROBINSON
     --------------------------------------       Director                              April 14, 2000
               George A. Robinson

    Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on this 20th day of April, 2000.

                                                       TITAN CAPITAL TRUST

                                                       By:           /s/ DEANNA HOM PETERSEN
                                                            -----------------------------------------
                                                                       Deanna Hom Petersen,
                                                                    AS ADMINISTRATIVE TRUSTEE

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Titan Capital Trust and in the capacities and on the dates indicated.

                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----
            /s/ DEANNA HOM PETERSEN
     --------------------------------------       Administrative Trustee                April 20, 2000
              Deanna Hom Petersen

               /s/ RAY GUILLAUME
     --------------------------------------       Administrative Trustee                April 20, 2000
                 Ray Guillaume

                               INDEX TO EXHIBITS

EXHIBIT NO.             DESCRIPTION
-----------             -----------
         *4.1           Certificate of Trust of Titan Capital Trust, a Delaware
                        statutory trust, filed January 19, 2000.

         *4.2           Declaration of Trust of Titan Capital Trust, dated as of
                        January 19, 2000, among The Titan Corporation, as Depositor and Debenture Issuer, Wilmington Trust Company, as Delaware
                        Trustee, Wilmington Trust Company, as Property Trustee, and
                        the Administrative Trustees named therein.

         *4.3           Indenture, dated as of February 9, 2000, between The Titan
                        Corporation and Wilmington Trust Company, as Trustee, including form of 5 3/4% Convertible Senior Subordinated
                        Debenture due 2030.

         *4.4           Remarketing Agreement, dated as of February 9, 2000, among
                        The Titan Corporation, Titan Capital Trust, Wilmington Trust
                        Company, as Tender Agent, and Credit Suisse First Boston
                        Corporation, as Remarketing Agent.

         *4.5           Registration Rights Agreement, dated February 9, 2000, among
                        The Titan Corporation, Titan Capital Trust, Credit Suisse
                        First Boston Corporation and Donaldson, Lufkin & Jenrette
                        Securities Corporation.

         *4.6           Amended and Restated Declaration of Trust of Titan Capital
                        Trust, dated as of February 9, 2000, among The Titan
                        Corporation, as Depositor and Debenture Issuer, Wilmington
                        Trust Company, as Delaware Trustee, Wilmington Trust
                        Company, as Property Trustee, and the Administrative
                        Trustees named therein, including form of 5 3/4% Convertible
                        Preferred Security and form of Common Security.

         *4.7           Preferred Securities Guarantee Agreement, dated as of
                        February 9, 2000, between The Titan Corporation and
                        Wilmington Trust Company, as Guarantee Trustee.

         *5.1 Opinion of Cooley Godward LLP, as to the validity of the Common Stock of The Titan Corporation issuable upon conversion of the Convertible Preferred Securities being registered hereby.

         *5.2 Opinion of Morgan, Lewis & Bockius, as to the validity of the Convertible Senior Subordinated Debentures and
                        Convertible Preferred Securities Guarantee of The Titan
                        Corporation being registered hereby.

         *5.3 Opinion of Richards, Layton & Finger, P.A. as to the validity of the Convertible Preferred Securities of Titan
                        Capital Trust being registered hereby.

         *8.1           Opinion of Cooley Godward LLP as to certain tax matters.

        *12.1           Statement Regarding Computation of Ratios.

        *23.1 Consent of Arthur Andersen LLP, independent public accountants.

        *23.2 Consent of Arthur Andersen LLP, independent public accountants.

        *23.3 Consent of Arthur Andersen LLP, independent public accountants.

        *23.4 Consent of Arthur Andersen LLP, independent public accountants.

        *23.5           Consent of Ernst & Young LLP, Independent Auditors.

        *23.6           Consent of KPMG LLP, independent chartered accountants.

        *23.7 Consents of Cooley Godward LLP (included in Exhibits 5.1 and 8.1).

        *23.8           Consent of Morgan, Lewis & Bockius (included in
                        Exhibit 5.2).

        *23.9           Consent of Richards, Layton & Finger, P.A. (included in
                        Exhibit 5.3).

        *24.1           Power of Attorney of Officers and Directors of The Titan
                        Corporation (set forth on the signature pages hereto).

EXHIBIT NO.             DESCRIPTION
-----------             -----------
        *25.1           Form T-1 Statement of Eligibility under the Trust Indenture
                        Act of 1939, as amended, of Wilmington Trust Company, as
                        Trustee under the Indenture filed as Exhibit 4.3 hereto.

        *25.2           Form T-1 Statement of Eligibility under the Trust Indenture
                        Act of 1939, as amended, of Wilmington Trust Company, as
                        Property Trustee under the Amended and Restated Declaration of Trust filed as Exhibit 4.6 hereto.

        *25.3           Form T-1 Statement of Eligibility under the Trust Indenture
                        Act of 1939, as amended, of Wilmington Trust Company, as
                        Guarantee Trustee under the Preferred Securities Guarantee
                        Agreement filed as Exhibit 4.7 hereto.

------------------------

*   Filed herewith.